Exhibit 4.2
SECURED SUBORDINATED CONVERTIBLE DEBENTURE INDENTURE
AMONG
TETON ENERGY CORPORATION
as Company
TETON NORTH AMERICA LLC
TETON PICEANCE LLC
TETON DJ LLC
TETON WILLISTON LLC
TETON BIG HORN LLC
TETON DJCO LLC
as Guarantors
and
THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.
as Trustee
Indenture
dated as of September ___, 2008
$40,000,000
10.75% Secured Subordinated Convertible Debentures due June 18, 2013
The indebtedness and other obligations of the Company and its subsidiaries evidenced by this Agreement (or by this Indenture, as applicable) and the Debentures issued hereunder owed to the Purchasers and Holders party to this Agreement (or Indenture, as applicable) are junior and subordinate to the indebtedness and other obligations of the Company and its subsidiaries in accordance with the provisions of the Amended and Restated Intercreditor and Subordination Agreement dated as of _________, 2008, among JPMorgan Chase Bank, N.A., as Senior Agent, The Bank of New York Mellon Trust Company, N.A., as Subordinated Holder Representative and collateral agent, the Company and certain of its affiliates, as amended from time to time.

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		Page

Section 14.14	Separability	65
Section 14.15	Table of Contents and Headings	65
Section 14.16	No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	65
Section 14.17	Waiver of Jury Trial	65
Section 14.18	Force Majeure	65
EXHIBIT A: Form of Debenture
EXHIBIT B: Form of Global Debenture
EXHIBIT C: Legends
EXHIBIT D: Assignment Form

v

CROSS REFERENCE TABLE*†

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	N.A.
(b)	7.03.
(c)	N.A.
312(a)	2.05
(b)	14.04
(c)	14.04
313(a)	7.06
(b)	7.06; 13.02
(c)	14.03
(d)	7.06
314(a)	4.03; 4.04; 14.03
(b)(1)	13.01
(b)(2)	13.01.
(c)(1)	14.05
(c)(2)	14.05
(c)(3)	N.A.
(d)	13.01; 13.02; 13.03
(e)	14.06
(f)	N.A.
315(a)	7.01; 7.02
(b)	7.05; 14.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.08
(a)(1)(A)	6.04
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	6.06
317(a)(1)	6.07
(a)(2)	6.08
(b)	2.04
318(a)	14.01

*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

†	N.A. means not applicable.

     INDENTURE, dated as of September ___, 2008, among Teton Energy Corporation, a Delaware corporation, as the “Company,” Teton North America LLC, Teton Piceance LLC, Teton DJ LLC, Teton Williston LLC, Teton Big Horn LLC, Teton DJCO LLC, (each, a “Guarantor” and together, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee.
RECITALS
     On June 18, 2008, the Company issued $40,000,000 aggregate principal amount of the Company’s 10.75% Secured Convertible Debentures due June 18, 2013 (the “Original Debentures”) to the purchasers thereof. The obligations of the Company under the Original Debentures were fully and unconditionally guaranteed by each of the Guarantors to the extent set forth in the Subordinated Guaranty and Pledge Agreement, dated as of June 18, 2008, as amended and restated on September  , 2008 (as further amended, supplemented or restated from time to time, the the “Subordinated Guaranty”). Pursuant to an Intercreditor and Subordination Agreement entered into as of June 9, 2008 among the Company, certain of its Subsidiaries, JPMorgan Chase Bank, N.A., as Senior Agent (“JPMorgan”), and Whitebox Teton, Ltd., as collateral agent, as amended and restated by that certain Amended and Restated Intercreditor and Subordination Agreement of even date herewith among the Company, certain of its Subsidiaries, JPMorgan and The Bank of New York Mellon Trust Company, N.A., as subordinated holder representative and collateral agent (as further amended, supplemented or restated from time to time, the “Intercreditor and Subordination Agreement”),. liens of the holders of the Debentures on the Company’s assets were subordinated to the liens of JPMorgan on the Company’s assets. Pursuant to Section 4.17(b) of the Securities Purchase Agreement dated as of June 9, 2008 among the Company and the original holders, as amended, modified or supplemented from time to time in accordance with its terms (the “Purchase Agreement”), the parties agreed to exchange the Original Debentures for Exchanged Debentures (as defined in the Purchase Agreement). The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $40,000,000 aggregate principal amount of the Exchanged Debentures (herein referred to as the “Debentures”). The Debentures will be fully and unconditionally guaranteed on a subordinated basis by each of the Guarantors (each a “Guarantee”) (each Debenture, together with the related Guarantee, (which is a separate security), are sometimes hereinafter collectively referred to as the “Securities”) to the extent set forth herein. Each Debenture, with its related Guarantee and the Common Stock underlying each Debenture shall be subject to a Registration Statement as required by the Registration Rights Agreement.
     All actions necessary to make the Securities, when duly issued and executed by the Company and the Guarantors, as applicable, and the Debentures, when authenticated and delivered hereunder, the valid obligations of the Company and the Guarantors and to make this Indenture a valid and binding agreement of the Company and the Guarantors have been taken. This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
THIS INDENTURE WITNESSETH

     For and in consideration of the premises and the exchange for the Debentures by the Holders of the Original Debentures, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     For the purposes hereof, in addition to the terms defined elsewhere in this Indenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:
     “Affiliates” shall have the meaning given such term in the Purchase Agreement.
     “Additional Shares” shall have the meaning set forth in Section 10.06(h).
     “Alternate Consideration” shall have the meaning set forth in Section 10.06(e).
     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “Agent Member” means a member of, or a participant in, the Depository.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Debenture, the rules and procedures of the Depository, in each case to the extent applicable to such transfer or exchange.
     “Bankruptcy Code” means title 11, United States Code, as amended from time to time.
     “Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
     “Beneficial Ownership Limitation” shall have the meaning set forth in Section 10.02(c).

     “Borrower Obligations” shall have the meaning set forth in the Subordinated Guaranty.
     “Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     “Buy-In” shall have the meaning set forth in Section 10.02(f).
     “Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Certificated Debenture” means a Debenture in registered individual form without interest coupons.
     “Change of Control Date” shall have the meaning set forth in Section 10.06(f).
     “Change of Control Notice” shall have the meaning set forth in Section 10.06(f).
     “Change of Control Notice Date” shall have the meaning set forth in Section 10.06(f).
     “Change of Control Period” shall have the meaning set forth in Section 10.06(g).
     “Change of Control Redemption” shall have the meaning set forth in Section 10.06(g).
     “Change of Control Redemption Date” shall have the meaning set forth in Section 10.06(g).
     “Change of Control Redemption Notice” shall have the meaning set forth in Section 10.06(g).
     “Change of Control Redemption Price” shall have the meaning set forth in Section 10.06(g).
     “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of Capital Stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.
     “Close of Business” means 5:00 p.m. (New York City time).
     “Collateral” comprises the property identified as Collateral in the Subordinated Guaranty and the property subject to the Mortgages, as defined below.
     “Common Stock” shall have the meaning set forth in the Purchase Agreement.
     “Common Stock Equivalents” shall have the meaning set forth in the Purchase Agreement.
     “Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Debentures.
     “Company Optional Redemption” shall have the meaning set forth in Section 3.01.
     “Company Optional Redemption Amount” means the sum of (a) 100% of the then outstanding principal amount of the Debentures, (b) accrued but unpaid interest in respect of the Debentures, (c) all liquidated damages and other amounts due, if any, in respect of the Debentures, and (d) any Interest Make-Whole.
     “Company Optional Redemption Date” shall have the meaning set forth in Section 3.01.
     “Company Optional Redemption Notice” shall have the meaning set forth in Section 3.01.
     “Company Optional Redemption Notice Date” shall have the meaning set forth in Section 3.01.
     “Company Optional Redemption Period” shall have the meaning set forth in Section 3.01.
     “Conforming Borrowing Base” means at any time an amount determined in accordance with Section 2.07 of the Credit Agreement based on the Administrative Agent’s application of the credit standards and other criteria customarily applied by the Administrative Agent in the determination of the credit limitations for companies similar to the Company.
     “Conversion Date” shall have the meaning set forth in Section 10.01(a).
     “Conversion Price” shall have the meaning set forth in Section 10.01(b).
     “Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached to the Debentures.
     “Conversion Shares” means, collectively, the shares of Common Stock issued or issuable upon conversion of the Debentures in accordance with the terms hereof, including without limitation shares of Common Stock issued or issuable, if any, as Interest Make-Whole and any Additional Shares.
     “Corporate Trust Office” means, solely for purposes of presenting Debentures, The Bank of New York Mellon located at 101 Barclay Street, 7 East, New York, New York 10014 and, for all other purposes the office of the Trustee at which any time its corporate trust business shall be administered, which at the date hereof is located at 601 Travis Street, 18th floor, Houston, Texas 77002, Attention: Corporate Trust Services, re: Teton Energy Corporation, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Credit Agreement” means the $150,000,000 credit facility pursuant to that certain Second Amended and Restated Credit Agreement dated as of April 2, 2008 among the Company, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan” or the “Administrative Agent’), and the lenders party thereto.
     “Debenture” shall have the meaning assigned to such term in the Recitals.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depository” means DTC or the nominee thereof, or any successor thereto.
     “DTC” means The Depository Trust Company, a New York Corporation, and its successors.
     “DTC Eligible” means eligibility for trading and settlement in accordance with the Applicable Procedures.
     “Effective Date” shall have the meaning set forth in the Purchase Agreement.
     “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of a beneficial owner of interests in the Debentures, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of the Debentures, (c) there is an effective Registration Statement pursuant to which beneficial owners of interests in the Debentures are permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), as determined by outside counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and such beneficial owners, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents (disregarding any limitation on issuance or conversion under such documents), (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of a Company Optional Redemption or a Holder Optional Redemption, the shares issuable upon conversion in full of the applicable Optional Redemption Amount) to such beneficial owners would comply with the limitations set forth in Section 10.02(c), (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (j) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds 50,000 shares (subject to adjustment for forward and reverse stock splits and the like) per Trading Day.
     “Event of Default” has the meaning assigned to such term in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
     “Fundamental Transaction” shall have the meaning set forth in Section 10.06(e).
     “Global Debenture” means a Debenture in registered global form without interest coupons that is deposited with the Depository or its custodian and registered in the name of the Depository or its nominee.
     “Global Debenture Legend” means the legend set forth in Exhibit C.
     “Guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing in any manner any indebtedness of any other Person. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person guaranteeing any obligation.
     “Guaranteed Documents” means the Purchase Agreement, the Security Documents, and other Transaction Documents.
     “Guarantor Obligations” means with respect to any Guarantor, the collective reference to (a) the Borrower Obligations and (b) all obligations and liabilities of such Guarantor which may arise under or in connection with any Transaction Document to which such Guarantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to any Holder under any Transaction Document).
     “Holder” means the registered holder of any Debenture.
     “Holder Optional Redemption” shall have the meaning set forth in Section 3.02.
     “Holder Optional Redemption Amount” means the sum of (a) 100% of the then-outstanding principal amount of the Debentures, (b) accrued but unpaid interest in respect of the Debentures and (c) all liquidated damages and other amounts due, if any, in respect of the Debentures.
     “Holder Optional Redemption Date” shall have the meaning set forth in Section 3.02.
     “Holder Optional Redemption Notice” shall have the meaning set forth in Section 3.02.
     “Holder Optional Redemption Notice Date” shall have the meaning set forth in Section 3.02.
     “Holder Optional Redemption Period” shall have the meaning set forth in Section 3.02.
     “Indenture” means this indenture, as amended or supplemented from time to time.
     “Intercreditor and Subordination Agreement” shall have the meaning set forth in the Recitals.
     “Interest Payment Date” means each January 1 and July 1, beginning on January 1, 2009, on each Conversion Date (as to that principal amount then being converted), on each Company Optional Redemption Date or Holder Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date, and each other date that interest is due and payable.
     “Indebtedness” means (x) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP
     “Interest Make-Whole” means the payment in cash upon any conversion or redemption (other than pursuant to a Holder Optional Redemption) of all or any portion of the Debentures prior to the third anniversary of the Original Issue Date, of the present value of all interest which would have accrued on the principal amount of the Debentures being converted or redeemed after such date of conversion or redemption if no payment of such principal amount were made prior to the third anniversary of the Original Issue Date. The present value of such future-accrued interest shall be calculated by discounting in accordance with accepted financial practice all such future-accruing interest on the principal amount being converted or redeemed from their respective scheduled due dates to the date on which payment on such principal is to be made by the yield-to-maturity interest rate for United States Treasury bills of comparable maturity to the third anniversary of the Original Issue Date as of the applicable conversion date or redemption date, as applicable, as reported in The Wall Street Journal.
     “Late Fees” shall have the meaning set forth in Section 11.03.
     “Letter of Credit” means any letter of credit issued pursuant to the Credit Agreement.
     “Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
     “Make-Whole Measurement Period” shall have the meaning set forth in Section 11.02.
     “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever results in a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 100% of the outstanding principal amount of the Debentures plus 100% of accrued and unpaid interest hereon, (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debentures and (c) any Interest Make-Whole.
     “Maturity Date” means, with respect to any Indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the stated maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.
     “Mortgages” means all security filings, whether denominated as mortgages, deeds of trust, assignments of rents, pledges or otherwise, which perfect a lien on the interests of the Company and its Guarantors in real property.
     “Notice of Conversion” shall have the meaning set forth in Section 10.01(a).
     “Obligations” means: (i) in the case of the Company, the obligations of the Company under each of the Security Documents and the other Transaction Documents; and (ii) in the case of each Guarantor, its Guarantor Obligations.
     “Obligor” means the Company and each of the Guarantors signatory hereto, together with any other Subsidiary or holding company of the Company that becomes a party hereto from time to time after the date hereof.

     “Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.
     “Officers’ Certificate” means a certificate signed in the name of the Company or a Guarantor (i) by its chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by its chief financial officer, the chief accounting officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.
     “Opinion of Counsel” means a written opinion signed by legal counsel, who, except as otherwise expressly provided in this Indenture, may be an employee of or counsel to the Company.
     “Optional Redemption Amount” means either the Company Optional Redemption Amount or the Holder Optional Redemption Amount, as the context requires.
     “Original Issue Date” means the date the Original Debentures were issued.
     “Paying Agent” shall have the meaning set forth in Section 2.03.
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Permitted Indebtedness” means (a) the debt evidenced by the Credit Agreement, as the same may be amended, transferred to other institutional lenders or otherwise refinanced or restated, from time to time, except that no such restatement, refinancing, or amendment shall (i) result in the size of the credit facility being greater than $150,000,000 aggregate principal amount (which amount shall include all fees and other amounts paid or payable in connection with such restatement, refinancing, or amendment) or (ii) without the consent of Holders of at least 67% in principal amount of the then-outstanding Debentures, change the other terms of such Indebtedness from such terms existing on the Original Issue Date so as to adversely affect in any material respect the Holders of the Debentures; (b) the indebtedness evidenced by the Debentures; (c) the Indebtedness existing on the Original Issue Date and set forth on Schedule 2 attached hereto, as the same may be amended, transferred to other institutional lenders or otherwise refinanced or restated, from time to time, except that no such restatement, refinancing, or amendment shall (i) result in the principal amount of any such Indebtedness (which amount shall include all fees and other amounts paid or payable in connection with such restatement, refinancing, or amendment) being greater than the principal amount thereof on the Original Issue Date or (ii) without the consent of Holders of at least 67% in principal amount of the then outstanding Debentures, change the other terms of such Indebtedness (including without limitation with respect to liens, collateral, subordination, average life, stated maturity and obligors) from the terms existing on the Original Issue Date so as to adversely affect in any material respect the holders of the Debentures; and (d) up to $30,000,000 of additional indebtedness that is expressly subordinated to the Debentures pursuant to a written Intercreditor and Subordination Agreement with the Purchasers that is reasonably acceptable to the holders of at least 67% in principal amount of the then-outstanding Debentures.

     “Permitted Lien” means the individual and collective reference to the following: (a) Liens in connection with Permitted Indebtedness referred to in clauses (a) and (c) of the definition of Permitted Indebtedness; (b) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; and (c) Liens imposed by law which were incurred in the ordinary course of the Company’s or any Subsidiary’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s or any Subsidiary’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.
     “Prospectus” means the prospectus contained in the Registration Statement at the time this Registration Statement is declared effective by the Commission.
     “Public Information Failure” has the meaning assigned to such term in Section 11.03.
     “Purchase Agreement” shall have the meaning set forth in the Recitals.
     “Purchasers” mean the Purchasers who are the signatories to the Purchase Agreement.
     “Register” has the meaning assigned to such term in Section 2.03.
     “Registrar” has the meaning assigned to such term in Section 2.03.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Company and the Purchasers, or their permitted successors and assigns, as the case may be, as amended, modified or supplemented from time to time in accordance with its terms.
     “Registration Statement” means any registration statement required to be filed under the Registration Rights Agreement, and any additional registration statements contemplated thereunder, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the December 15 or June 15 (whether or not a Trading Day) next preceding such Interest Payment Date.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Certificated Debenture” means a Certificated Debenture that bears the Restricted Debenture Legend.
     “Restricted Common Stock Legend” means the legend set forth in Exhibit C.
     “Restricted Global Debenture” means a Global Debenture that bears the Restricted Debenture Legend representing Debentures transferred pursuant to Rule 144A or otherwise and in accordance with the Purchase Agreement.
     “Restricted Debenture” shall have the meaning set forth in Section 2.14(b).
     “Restricted Debenture Legend” means the legend set forth in Exhibit C.
     “Rule 144” means Rule 144 under the Securities Act.
     “Rule 144A” means Rule 144A under the Securities Act.
     “Securities” shall have the meaning set forth in the Recitals.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
     “Security Documents” shall have the meaning given such term in the Purchase Agreement.
     “Share Delivery Date” shall have the meaning set forth in Section 10.02(b).
     “Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act. The definition of Significant Subsidiary shall include each Guarantor.
     “Stock Price” shall have the meaning set forth in Section 10.06(h).
     “Subordinated Guaranty” shall have the meaning assigned to such term in the Recitals.
     “Subsidiary” means any subsidiary of the Company as set forth on Schedule 1 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.
     “Trading Day” means any day on which the principal Trading Market is open for business.

     “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.
     “Transaction Documents” shall have the meaning set forth in the Purchase Agreement.
     “Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.
     “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (utilizing a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Common Stock is not then listed or quoted on the Trading Market, and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders and reasonably acceptable to the Company.
     Section 1.02 Other Definitions.

Term	Defined in Section
“Act”	1.05
“Company Order”	2.02
“Conversion Agent”	2.03
“Extension Fee”	6.14
“Legal Holiday”	14.08
“Primary Registrar”	2.03
“Restricted Debentures”	2.14
     Section 1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:
     “Commission” means the Securities and Exchange Commission.
     “Indenture securities” mean the Securities.

     “Indenture security holder” means a Holder.
     “Indenture to be qualified” means this Indenture.
     “Indenture trustee” or “institutional trustee” means the Trustee.
     “Obligor” on the indenture securities means the Company.
     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.
     Section 1.04 Rules of Construction.
     Unless the context otherwise requires or except as otherwise expressly provided,
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;
     (d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;
     (e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);
     (f) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;
     (g) “or” is not exclusive;
     (h) “including” means including, without limitation; and
     (i) words in the singular include the plural, and words in the plural include the singular.
     Section 1.05 Acts of Holders.
     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depository or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
ARTICLE 2.
THE DEBENTURES
     Section 2.01 Form, Dating and Denominations; Legends.
     (a) The Debentures and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Debenture annexed as Exhibits A and B, respectively, constitute and are hereby expressly made a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Debenture will be dated the date of its authentication. The Debentures will be issuable only in denominations of $1,000 in principal amount and any integral multiple thereof.
     (b) Restricted Debenture. All of the Debentures are initially being exchanged pursuant to the Purchase Agreement with the original Holders, all of which are either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchasers are not required to be registered as broker-dealers under Section 15 of the Exchange Act and are initially being issued in the form of one or more Global Debentures substantially in the form of Exhibit B hereto and containing the Restricted Debenture Legend, which Debentures shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. After an Original Debenture has been exchanged by an original Holder pursuant to this Indenture, a Holder’s interest in such Original Debenture may be represented by a beneficial interest in a Debenture issued in global form substantially in the form of Exhibit B hereto and containing the Global Debenture Legend, which Debenture shall be deposited on behalf of the beneficial owners of the interests represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depository, and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Debenture may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided, subject in each case to compliance with the Applicable Procedures.
     (c) Global Debenture in General. Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Debentures. Any adjustment of the aggregate principal amount of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depository.
     Agent Members shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depository or under the Global Debenture, and the Depository (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or (B) impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Debenture or the rights of a beneficial owner of any Debenture.
     (d) Book Entry Provisions. Prior to the time the Registration Statement is declared effective by the Commission, the Company shall use its reasonable efforts to execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver one or more Global Debentures with respect to Debentures that are transferred to Holders pursuant to this Indenture and that (i) shall be registered in the name of the Depository, (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions and (iii) shall bear the Global Debenture Legend substantially to the effect set forth in Exhibit C. This Section 2.01(d) shall only apply to Global Debentures deposited with or on behalf of the Depository.
     (e) Restriction on Affiliate Transfers. No transfer of Securities to Affiliates of the Company will be permitted.
     Section 2.02 Execution and Authentication.
     An Officer shall sign the Debentures for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Debenture which has been authenticated and delivered by the Trustee.
     If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.
     A Debenture shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.
     The Trustee shall authenticate and make available for delivery Debentures for original issue in the aggregate principal amount of $40,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Debentures to be authenticated, shall provide that all such Debentures will be represented initially by one or more Global Debentures and the date on which the Debentures are to be authenticated. The initial aggregate principal amount of Debentures outstanding at any time may not exceed $40,000,000 except as provided in Section 2.07.
     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     The Debentures shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
     Section 2.03 Registrar, Paying Agent and Conversion Agent.
     The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Debentures may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Debentures may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands, to or upon, the Company in respect of the Securities and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange (the “Register”).
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.
     The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and the Corporate Trust Office of the Trustee as such office or agency of the Company for each of the aforesaid purposes.
     Section 2.04 Paying Agent to Hold Money in Trust.
     At least one Business Day prior to each date on which the principal amount of or interest, if any, on any Debenture is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest, if any, on the Debentures, and shall notify the Trustee of any default by the Company (or any other obligor on the Debentures) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
     Section 2.05 Lists of Holders.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
     Section 2.06 Transfer and Exchange.
     Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Security comprised of a Debenture with the related Guarantee is presented to a Registrar with a request to register a transfer thereof or to exchange such Debenture for an equal principal amount of Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Debenture presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the applicable form included in Exhibit D, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Debenture for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Debentures of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.04, Section 9.03(b) or Section 10.02(g) not involving any transfer.
     All Debentures issued upon any transfer or exchange of Debentures shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such transfer or exchange.
     Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Debentures upon transfer or exchange of Debentures.
     The registered holder of a Global Debenture may grant proxies and otherwise authorize any Person, including Agent Members and Persons that hold interests through Agent Members, to take action which a Holder is entitled to take under this Indenture or the Debentures.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.07 Replacement Debentures.
     If any mutilated Debenture is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Debenture has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Debenture or in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Debenture, pay or purchase such Debenture, as the case may be.
     Upon the issuance of any new Debenture under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
     Every new Debenture issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.
     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.
     Section 2.08 Outstanding Debentures.
     Debentures outstanding at any time are all Debentures authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

     If a Debenture is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Debenture is held by a bona-fide purchaser.
     If a Paying Agent holds at noon, New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Debentures payable on that date together with any accrued but unpaid interest and liquidated damages, if any, then on and after the Maturity Date, such Debenture shall cease to be outstanding and the principal amount thereof shall cease to bear interest.
     Section 2.09 Reserved
     Section 2.10 Temporary Debentures.
     Until definitive Debentures are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Debentures. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Debentures in exchange for temporary Debentures.
     Section 2.11 Cancellation.
     The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Debentures surrendered to them for transfer, exchange, payment or conversion. The Trustee, and no one else, shall cancel in accordance with its standard procedures all Debentures surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver the canceled Debentures to the Company.
     Section 2.12 CUSIP Numbers.
     The Company in issuing any Global Debentures may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
     Section 2.13 Book-entry Provisions For Global Debentures.
     (a) Transfers of Global Debentures shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Agent Members shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Debenture, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, the Company, the Trustee or any agent of the Company or the Trustee, shall give effect to any written certification, proxy or other authorization furnished by the Depository (or its nominee) and will not impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of the beneficial owners of the interests represented by such Global Debenture.
     (b) In addition, after Debentures are issued in substitution for the Global Debentures, Certificated Debentures shall be transferred to all beneficial owners, as identified by the Depository, in exchange for their beneficial interests in Global Debentures if (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as depository for any Global Debenture (or it ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depository is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Debentures.
     (c) In connection with the transfer of a Global Debenture in its entirety to beneficial owners pursuant to Section 2.13(b), such Global Debenture shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Debenture, an equal aggregate principal amount of Certificated Debentures of authorized denominations.
     (d) Any Certificated Debenture constituting a Restricted Certificated Debenture delivered in exchange for an interest in a Global Debenture pursuant to Section 2.13(b) shall, except as otherwise provided by Section 2.14, bear the Restricted Debenture Legend.
     (e) The Holder of a Global Debenture may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture, the Debentures or any Security Document.
     Section 2.14 Special Transfer Provisions.
     (a) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.14(b), a Global Debenture may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
     (b) Every Debenture that bears or is required under this Section 2.14(b) to bear the Restricted Debenture Legend, and any Common Stock that bears or is required under this Section 2.14(b) to bear the Restricted Common Stock Legend (each, a “Restricted Security”, and, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Restricted Debenture Legend or the Restricted Common Stock Legend, as the case may be, unless such restrictions on transfer shall be waived by written consent of the Company or as otherwise permitted by Section 4.1(b) of the Purchase Agreement, and the holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.14(b), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
     Any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof), and any stock certificate representing shares of Common Stock issued upon conversion of any Debenture, shall bear a Restricted Debenture Legend or Restricted Common Stock Legend, as the case may be, unless such Debenture has, or such shares of Common Stock have, been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 or Rule 144A or any similar provision then in force, or such shares of Common Stock have been issued upon conversion of Debentures that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 or Rule 144A under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.
     Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Debenture Legend set forth therein have been satisfied may, upon surrender of such Debenture for exchange to the Registrar in accordance with the provisions of Section 2.06, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the Restricted Debenture Legend. If the Restricted Debenture surrendered for exchange is represented by a Global Debenture bearing the Restricted Debenture Legend, the principal amount of the legended Global Debenture shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the Restricted Debenture Legend shall be increased by an equal principal amount. If a Global Debenture without the Restricted Debenture Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debenture to the Depository.
     Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Restricted Common Stock Legend required by this Section 2.14.
     (c) By its acceptance of any beneficial interest in a Restricted Security bearing a Restricted Security legend, each beneficial owner of such an interest shall be deemed to have acknowledged the restrictions on transfer of such Restricted Security set forth in this Indenture and in the Restricted Security legend, and agreed that it will transfer such beneficial interest only as provided in this Indenture and as permitted by applicable law.

     (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during normal hours of operation of the Registrar upon the giving of reasonable notice to the Registrar.
ARTICLE 3.
REDEMPTION
     Section 3.01 Optional Redemption at the Election of the Company.
     Subject to the provisions of this Section 3.01, at any time after the 2-year anniversary of the Original Issue Date, provided that the VWAP of the Common Stock has been at least 150% of the Conversion Price for any 20 out of 30 consecutive Trading Days, such 30 consecutive Trading Day period beginning only after the 2-year anniversary of the Original Issue Date, then, within 1 Trading Day of the end of such period, the Company may deliver a notice to the beneficial owners through the Holder (a “Company Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Company Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of the Debentures for cash in an amount equal to the Company Optional Redemption Amount on the 20th Trading Day following the Company Optional Redemption Notice Date (such date, the “Company Optional Redemption Date”, such 20 Trading Day period, the “Company Optional Redemption Period” and such redemption, the “Company Optional Redemption”). The Company Optional Redemption Amount is payable in full on the Company Optional Redemption Date. The Company may only effect a Company Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the beneficial owners, acting through the Holder) on each Trading Day during the period commencing on the Company Optional Redemption Notice Date through to the Company Optional Redemption Date and through and including the date payment of the Company Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Company Optional Redemption Period through to the Company Optional Redemption Date and through and including the date payment of the Company Optional Redemption Amount is actually made in full, the Company shall notify the Trustee and the Holders of such fact (and the Holders shall notify the beneficial owner of any Debenture). After receiving such notice each beneficial owner, as to its interest, acting through the Holder, may elect to nullify the Company Optional Redemption Notice by notice to the Company within 3 Trading Days after it receives written notice from the Company that any such Equity Condition has not been met, in which case the Company Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Company Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to effect a Company Optional Redemption shall be applied ratably to all of the holders of the then outstanding Debentures.

     Section 3.02 Optional Redemption at the Election of Holder.
     Subject to the provisions of this Section 3.02, at any time prior to the three-month anniversary of the Original Issue Date, each beneficial owner, acting through the Holder, may deliver a notice to the Company (an “Holder Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Holder Optional Redemption Notice Date”) of its election to require the Company redeem for cash the product of up to (a) 25% of the original face principal amount of the Debentures and (b) an amount equal to the Holder Optional Redemption Amount, on the 20th Trading Day following such Holder Optional Redemption Notice Date (such date, the “Holder Optional Redemption Date”, such 20 Trading Day period, the “Holder Optional Redemption Period” and such redemption, the “Holder Optional Redemption”). The Holder Optional Redemption Amount is payable in full on the Holder Optional Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Holder Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.
     Section 3.03 Redemption Procedure.
     The payment of cash or issuance of Common Stock, as applicable, pursuant to a Company Optional Redemption or a Holder Optional Redemption shall be payable on the Company Optional Redemption Date or the Holder Optional Redemption Date, as applicable. If any portion of the payment pursuant to a Holder Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Company Optional Redemption Amount or a Holder Optional Redemption Amount remains unpaid after such date, each Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. Holders may elect to convert the outstanding principal amount of the Debentures pursuant to Article 10 prior to actual payment in cash for any redemption under this Article 3 by the delivery of a Notice of Conversion to the Conversion Agent. Upon completion of any redemption provided for under this Article 3, the Company will promptly and in no event later than four (4) Business Days file a Current Report on Form 8-K disclosing the material details of such redemption.
     Section 3.04 Debentures Redeemed In Part.
     Any Debenture which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered that is not redeemed.

     Section 3.05 Covenant to Comply with Securities Laws upon Redemption of Debentures.
     When complying with the provisions of Sections 3.01 or 3.02, as applicable (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:
     (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;
     (b) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act, as applicable;
     (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified therein.
     To the extent that the provisions of any securities laws, rules or regulations conflict with the provisions of Sections 3.01 or 3.02, as applicable, the Company’s compliance with such laws, rules and regulations shall not in and of itself cause a breach of its obligations under Sections 3.01 or 3.02, as applicable.
ARTICLE 4.
COVENANTS
     Section 4.01 Payment of Debentures.
     (a) The Company agrees to pay the principal of, liquidated damages, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture (including post-petition interest if the Company becomes subject to any Bankruptcy Event). Not later than noon (New York City time) on the Business Day immediately preceding the due date of any principal of or interest on any Debenture, or any redemption price of the Debentures, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.
     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent) has received from the Company or any Guarantor and holds on that date money designated for and sufficient to pay the installment.
     (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Debentures.

     (d) Payments by the Trustee in respect of the Debentures represented by the Global Debenture are to be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Debenture. With respect to Certificated Debentures, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.
     Section 4.02 Maintenance of Office or Agency.
     The Company will maintain in the United States, an office or agency where Debentures may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee at its Corporate Trust Office.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03 Rule 144A Information and Exchange Act Reports.
     (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Debentures or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of Debentures or any shares of Common Stock issued upon conversion of any Debentures, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Debentures or shares of Common Stock pursuant to Rule 144A under the Securities Act.
     (b) The Company shall deliver to the Trustee, such annual, quarterly and current reports or other information and documents that are required to be filed with the Commission, copies of the Company’s annual reports (which shall contain audited financial statements of the Company), and quarterly and current reports and of the other information and documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act at the time the Company is required to file such annual, quarterly and current reports and other information and documents; provided that any such annual, quarterly and current reports, other information or documents required to be filed with the Commission shall be deemed delivered to the Trustee at the same time the same is filed with the Commission. The Company shall be deemed to have complied with the previous sentence to the extent that the Company shall have filed or furnished such annual, quarterly and current reports or other information and documents to the Commission via EDGAR (or any successor electronic delivery procedure). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and, upon written request, to each Holder, annual, quarterly and current reports or other information and documents containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual, quarterly and current reports shall be provided at the times the Company would have been required to provide the applicable report had it continued to have been subject to such reporting requirements.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 4.04 Reports to Trustee.
     (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under this Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.
     (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.
     Section 4.05 Negative Covenants.
     As long as any portion of the Debentures remain outstanding, unless the Holders of at least 67% in principal amount of the then-outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:
     (a) other than Permitted Indebtedness and except as provided in the Credit Agreement, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; provided, that, any such additional Indebtedness effected through the Credit Agreement, when combined with other existing Indebtedness of the Credit Agreement, shall not exceed $150,000,000 in aggregate principal amount;

     (b) other than Permitted Liens and except as provided in the Credit Agreement, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; provided, that, any such additional Liens effected through the Credit Agreement, when combined with other existing Liens under the Credit Agreement, shall not secure Indebtedness with an aggregate principal amount in excess of $150,000,000;
     (c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of any Holder;
     (d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than an amount of shares of its Common Stock or Common Stock Equivalents equal to $200,000, other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of the Debentures;
     (e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (i) the Debentures if on a pro-rata basis or (ii) regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs (unless such payments are required to be made under the Credit Agreement and are permitted to be made under the Intercreditor and Subordination Agreement);
     (f) pay cash dividends or distributions on any equity securities of the Company;
     (g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is otherwise permitted under the Transaction Documents and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; or
     (h) enter into any agreement with respect to any of the foregoing.
     Section 4.06 Further Instruments and Acts.
     Upon request of the Trustee, the Company and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
ARTICLE 5.
CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

     Section 5.01 Consolidation, Merger, Sale or Lease of Assets by the Company.
     (a) The Company, without the consent of the Holders of any of the outstanding Debentures, may
     (i) consolidate with or merge with or into any Person, or
     (ii) sell, convey, transfer, or otherwise dispose of or lease all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person;
     provided, that
     (A) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under this Indenture and the Debentures and the Registration Rights Agreement;
     (B) immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing;
     (C) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, conveyance, transfer, other disposition or lease and the supplemental indenture (if any) comply with this Indenture; and
     (D) any Guarantor, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee will apply to such Person’s obligations under this Indenture and the Securities;
     (b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, except in the case of a lease, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under this Indenture and the Securities.
     (c) Each Guarantor shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor or sell, convey, transfer or otherwise dispose of, or lease all or substantially all of its assets as an entirety or substantially an entirety, in one transaction, or a series of related transactions, unless;

     (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, transfer, conveyance or other disposition shall have been made will be a corporation duly incorporated and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;
     (ii) the entity expressly assumes by a supplemental indenture or other agreement in form satisfactory to the Trustee all of the obligations of the Guarantor under the Subordinated Guaranty and this Indenture and the Subordinated Guaranty, any Transaction Document or Security Document to which such Guarantor was a party, and this Indenture will remain in full force and effect as so supplemented; and
     (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
     (d) Nothing in this Indenture will prevent any Guarantor from merging into or transferring all or part of its properties and assets to the Company or another Guarantor.
ARTICLE 6.
DEFAULT AND REMEDIES
     Section 6.01 Events of Default.
     “Event of Default” with respect to the Securities means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
     (a) Any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages or other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date, any redemption date or the Maturity Date or by acceleration or otherwise);
     (b) the Company or any Guarantor shall fail to observe or perform any other covenant or agreement contained in the Securities (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (j) below) which failure is not cured, if possible to cure, within 10 Trading Days after the earlier of (A) the Company’s becoming aware of such failure and (B) notice of such failure sent by any Holder to the Company;
     (c) the Company shall fail to observe or perform any covenants or agreements contained in Section 4.6, 4.7, 4.9, 4.10, 4.12, 4.13 and 4.17 of the Purchase Agreement, which failure is not cured, if possible to cure, within 10 Trading Days after the earlier of (A) the Company’s becoming aware of such failure and (B) notice of such failure sent by any Holder to the Company;

     (d) any representation or warranty made by the Company in the Debentures or in Section 3.1(c), (d), (f), or (g) in the Purchase Agreement shall be untrue or incorrect in any material respect as of the date when made or deemed made;
     (e) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents (other than another Debenture) or any of the Security Documents, or (B) under the documents governing any Permitted Indebtedness or any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated;
     (f) the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;
     (g) the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation the greater of $1,000,000 or five percent (5%) of the then effective Conforming Borrowing Base, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;
     (h) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within 10 Trading Days;
     (i) if the Company does not meet the current public information requirements as in effect under Rule 144 as they may exist from time to time in respect of the Conversion Shares and the Holder cannot freely resell the Conversion Shares on a Trading Market pursuant to Rule 144 for a period of 3 months;
     (j) the Company shall fail for any reason to deliver certificates to a Holder prior to the seventh Trading Day after a Conversion Date pursuant to Section 10.02 or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;
     (k) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than the greater of $1,000,000 or five percent (5%) of the then effective Conforming Borrowing Base, , and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 60 calendar days;
     (l) if any of the Security Documents ceases to be in full force and effect (including failure to create a valid and perfected second priority lien on and security interest in all the Collateral (as defined in the Security Documents) at any time for any reason; and

     (m) any Guarantee ceases to be, or shall be asserted in writing by any Guarantor, or any Person acting on behalf of any Guarantor, not to be, in full force and effect or enforceable in accordance with its terms (other than in accordance with the terms of this Indenture or any such Guarantee).
     Section 6.02 Remedies Upon Event of Default.
     If any Event of Default occurs (other than an Event of Default specified in Section 6.01(f)), the outstanding principal amount of the Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the election of Holders of at least 51% in aggregate principal amount of the Debentures, immediately due and payable in cash at the Mandatory Default Amount. Such declaration may be made by the Holders of at least 51% in aggregate principal amount of the Debentures by written notice to the Company (and to the Trustee, if the Notice is given by the Holders), or by the Trustee at the request of the Holders, in each case subject to Article 12. If an Event of Default specified in Section 6.01(f) occurs and is continuing, the principal of and interest on all the Debentures shall ipso facto become immediately due and payable without any other act on the part of the Trustee or any Holder. Commencing upon the occurrence of any Event of Default the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holders shall promptly surrender the Debentures to or as directed by the Trustee or the Company. In connection with such acceleration described herein, the Holders need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holders may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holders at any time prior to payment hereunder and the Holders shall have all rights as a holder of the Debentures until such time, if any, as the Holders receive full payment pursuant to this Section 6.02. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
     Section 6.03 Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue, subject to the provisions of Article 12, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Debentures or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04 Control by Holders of at least 67%.
     The Holders of at least 67% of aggregate principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Debentures not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Debentures.
     Section 6.05 Limitation on Suits.
     Except to enforce the right to receive payment of principal, liquidated damages, if any, or interest on the Debentures on or after the Maturity Date, a Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Securities, unless:
     (a) the Holder has previously given to the Trustee written notice of a continuing Event of Default;
     (b) Holders of at least 67% in aggregate principal amount of outstanding Debentures have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;
     (c) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debentures have not given the Trustee a direction that is inconsistent with such written request.
     Section 6.06 Rights of Holders to Receive Payment.
     Notwithstanding anything to the contrary, the right of a Holder of a Debenture to receive payment of principal of, liquidated damages, if any, or interest on its Debenture on or after the stated maturity thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.
     Section 6.07 Collection Suit by Trustee.
     If an Event of Default in payment of principal or interest specified in clause (a) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Debentures, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.
     Section 6.08 Trustee May File Proofs of Claim.
     The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Debentures or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.09 Trustee May Enforce Claims Without Possession of Debentures.
     All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
     Section 6.10 Priorities.
     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
First: to the Trustee, its agents and counsel for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Trustee’s costs and expenses of collection;
Second: to Holders for amounts then due and unpaid for principal of and interest on the Debentures, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest; and
Third: to the Company or as a court of competent jurisdiction may direct.

     The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.
     Section 6.11 Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture, any Security Document or under any other Transaction Document and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.
     Section 6.12 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder to enforce payment of principal of or interest on any Debenture on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Debentures.
     Section 6.13 Rights and Remedies Cumulative.
     No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
     Section 6.14 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.15 Failure to File.
     Notwithstanding anything in this Article 6, the Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with its obligations described under Section 4.03(b) or its failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee on the Debentures in an amount equal to 2.0% of the principal amount of the Debentures (the “Extension Fee”). The Company shall pay the Extension Fee on all outstanding Debentures on the date on which such Event of Default first occurs. On the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st day), the Debentures shall be subject to acceleration as provided in Section 6.02. This Section 6.15 shall not affect the rights of Holders of Debentures if any other Event of Default occurs under this Indenture. If the Company does not pay the Extension Fee within five (5) Business Days in accordance with this Section 6.15, the Debentures shall be subject to acceleration as provided in Section 6.02.
ARTICLE 7.
THE TRUSTEE
     Section 7.01 General.
     (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.
     (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that this provision does not limit the effect of Sections 7.01(b), (d) and (e) or Section 7.02(a).
     (d) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.
     (e) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least 67% of principal amount of the Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.
     Section 7.02 Certain Rights of Trustee.
     Subject to Trust Indenture Act Sections 315(a) through (d):

     (a) The Trustee may conclusively rely, and will be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Debenture, note, other evidence of indebtedness or other paper or document (“Paper”) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the Paper, but, in the case of any Paper which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the Paper to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 14.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, any Transaction Document or any Security Document provided, however, that the Trustee’s conduct does not constitute willful misconduct, bad faith or negligence.
     (f) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (h) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual conscious (as opposed to constructive)

knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture.
     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     Section 7.03 Individual Rights of Trustee.
     The Trustee, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):
     (a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
     (b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
     Section 7.04 Trustee’s Disclaimer.
     The Trustee (i) shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) is not accountable for the Company’s use or application of the proceeds from the Debentures, (iii) is not responsible for the use or application of any money received by any Paying Agent other than the Trustee, and (iv) is not responsible for any statement or recital herein, in any Transaction Document or in any Security Document or in the Debentures, other than its certificate of authentication.
     Section 7.05 Notice of Default.
     If any Default occurs and is continuing and is known to the Trustee pursuant to a written notice thereof, the Trustee will send notice of the Default to each Holder within 15 Business Days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Debenture, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
     Section 7.06 Reports by Trustee to Holders.
     Within 60 days after each May 15 beginning with May 15, 2009, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which the Debentures are listed and with the Commission as required by Trust Indenture Act Section 313(d).
     Section 7.07 Compensation and Indemnity.
     (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.
     (b) The Company and the Guarantors will indemnify the Trustee for, and hold it harmless against, any loss, claim, damage, cost or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture, the Debentures, the Transaction Documents and the Security Documents, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Debentures, the Transaction Documents and the Security Documents.
     (c) To secure the Company’s and Guarantors’ payment obligations in this Section, the Trustee will have a lien prior to the Debentures in accordance with the Intercreditor and Subordination Agreement on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Debentures.
     The provisions of this Section will survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
     The Trustee shall comply with the provisions of the Trust Indenture Act Section 313(b)(2) to the extent applicable.
     Section 7.08 Replacement of Trustee.
     (a) (i) The Trustee may resign at any time by written notice to the Company.
     (ii) The Holders of at least 67% in principal amount of the outstanding Debentures may remove the Trustee by written notice to the Trustee.

     (iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (iv) The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.
A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     (b) If the Trustee has been removed by the Holders, Holders of at least 67% in principal amount of the Debentures may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 67% in principal amount of the outstanding Debentures may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture, the Transaction Documents and the Security Documents. Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).
     Section 7.09 Successor Trustee by Merger.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.
     Section 7.10 Eligibility.
     This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
     Section 7.11 Money Held in Trust.
     The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.
ARTICLE 8.
DISCHARGE
     Section 8.01 Satisfaction and Discharge of this Indenture.
     (a) This Indenture shall cease to be of further effect if either: (i) all outstanding Debentures (other than Debentures replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Debentures have become due and payable on the Maturity Date or upon redemption pursuant to Article 3, and the Company has irrevocably deposited with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Debentures (other than Debentures replaced pursuant to Section 2.07) on the Maturity Date or the Change of Control Redemption Date, as the case may be; provided that, in either case, the Company pays to the Trustee all other sums payable hereunder by the Company.
     (b) The Company may exercise its satisfaction and discharge option with respect to the Debentures only if:
     (i) no Default or Event of Default with respect to the Debentures shall exist on the date of such deposit;
     (ii) such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and
     (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.14, Section 3.02, Article 5, Article 10 and this Article 8, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Debentures have been paid in full.
     Section 8.02 Application of Trust Money.
     Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.01 and shall apply the deposited money in accordance with this Indenture and the Debentures to the payment of the principal amount of and interest on the Debentures.
     Section 8.03 Repayment to Company.
     The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (x) deposited with them pursuant to Section 8.01 and (y) held by them at any time.
     The Trustee and each Paying Agent shall also pay to the Company upon request any money held by them for the payment of the principal amount of Debentures or interest thereon that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date or the Change of Control Redemption Date (with respect to any Debentures repurchased pursuant to Article 3)). After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.
     Section 8.04 Reinstatement.
     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or any amount previously paid is required to be returned to the Company’s bankruptcy estate as a preferential transfer, then the Company’s and each Guarantor’s obligations under this Indenture, the Debentures, the Security Documents and any other Transaction Document (and any liens arising thereunder) shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, if the Company has made any payment of the principal amount of or interest on any Debenture because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive any such payment from the money held by the Trustee or such Paying Agent.
ARTICLE 9.
AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.01 Amendments without Consent of Holders.
     The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Transaction Documents or the Security Documents without notice to or the consent of any Holder:
     (a) to cure any ambiguity, omission, defect or inconsistency in this Indenture, the Securities, the Transaction Documents or the Security Documents;
     (b) to comply with Article 5;
     (c) to comply with the Trust Indenture Act or any amendment thereto, or to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;
     (d) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;
     (e) to provide for uncertificated Debentures in addition to or in place of Certificated Debentures;
     (f) to further secure the Debentures;
     (g) to add guarantees of additional Guarantors with respect to the Debentures or to release any Guarantor in accordance with and if permitted by the terms of any limitation set forth in this Indenture;
     (h) to add Collateral;
     (i) to release Collateral to the extent permitted by the terms of this Indenture, any Transaction Document or any Security Document;
     (j) to add to the covenants of the Company and any Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Guarantor in this Indenture or in the Securities;
     (k) to add any additional Events of Default;
     (l) to comply with the rules of any applicable securities Depository;
     (k) to effectuate the penultimate sentence in 10.02(c);
     (m) to provide for the assumption of the Company’s obligations to the Holders of the Debentures in the case of a merger or consolidation pursuant to Article 5 hereof;
     (n) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or
     (o) to make any other change that does not adversely affect the rights of any Holder.

     Upon the request of the Company and the Guarantors accompanied by resolutions of the boards of directors of the Company and the Guarantors authorizing the execution of any such amendment or supplement to this Indenture, the Securities, the Transaction Documents or the Security Documents, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amendment or supplement to this Indenture, the Securities, the Transaction Documents or the Security Documents authorized or permitted by the terms hereof and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amendment or supplement that affects its own rights, duties or immunities under this Indenture, the Securities, the Transaction Documents or the Security Documents or otherwise.
     Section 9.02 Amendments with Consent of Holders.
     (a) Except as provided in Section 9.01, no provision of this Indenture, the Securities, the Transaction Documents or the Security Documents may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Guarantors and the Holders, except that Section 4.05 of this Indenture may be waived or amended with the prior written consent of the Holders of at least 67% of the principal amount of Debentures then outstanding (provided that no consideration shall be offered or paid to any Holder of Debentures to consent to any such amendment or waiver unless the same consideration is offered to all Holders of the Debentures). After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02. Any waiver by the Company, the Guarantors or the Holders of a breach of any provision of this Indenture, the Securities, the Transaction Documents or the Security Documents shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Indenture, the Securities, the Transaction Documents or the Security Documents. The failure of the Company, the Guarantors or the Holder to insist upon strict adherence to any term of this Indenture, the Securities, the Transaction Documents or the Security Documents on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Indenture, the Securities, the Transaction Documents or the Security Documents. Any waiver by the Company, the Guarantors or the Holders must be in writing.
     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not
     (i) reduce the principal amount of, Change of Control Redemption Price with respect to, or any liquidated damages or interest payment on, any Debenture,
     (ii) make any Debenture payable in currency or securities other than that stated in the Debentures,
     (iii) change the stated maturities of any installment of principal of any Debenture,

     (iv) make any change that adversely affects the Holders’ right to convert any Debenture,
     (v) make any change that adversely affects the Holders’ right to require the Company to purchase the Debentures in accordance with the terms thereof and this Indenture,
     (vi) impair the right to convert or receive any principal or interest payment with respect to, a Debenture, or right to institute suit for the enforcement of any payment with respect to, or conversion of, the Debentures, or
     (vii) make any change in the percentage of the principal amount of the Debentures required for amendments or waivers.
     (c) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
     (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Debentures. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
     (e) With respect to the amendments set forth in Section 9.01 and this Section 9.02, no such amendment to cure any ambiguity, defect or inconsistency made solely to conform this Indenture to the provisions of the description of the Securities, as set forth in the final Prospectus, will be deemed to adversely affect the interests of the Holders.
     Section 9.03 Effect of Consent.
     (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Debenture that evidences the same debt as the Debenture of the consenting Holder.
     (b) If an amendment, supplement or waiver changes the terms of a Debenture, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Debenture and return it to the Holder, or exchange it for a new Debenture that reflects the changed terms. The Trustee may also place an appropriate notation on any Debenture thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Debentures in this fashion.

     Section 9.04 Trustee’s Rights and Obligations.
     The Trustee shall be provided with, and will be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel and Officers’ Certificate, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.
     Section 9.05 Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 9.06 Payments for Consents.
     Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
ARTICLE 10.
CONVERSION
     Section 10.01 Conversion Privilege and Conversion Price.
     (a) Voluntary Conversion. At any time after the Original Issue Date until the Debentures are no longer outstanding, the principal amount of the Debentures shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holders, at any time and from time to time (subject to the conversion limitations set forth in Section 10.02(c) hereof) (the “Conversion”). A beneficial owner, acting through the Holder, shall effect conversions by delivering to the Conversion Agent a Notice of Conversion, the form of which is attached to the Debenture (each, a “Notice of Conversion”), specifying therein the principal amount of the Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender the Debenture to the Conversion Agent unless the entire principal amount of the Debenture has been so converted, and all accrued and unpaid interest thereon has been paid. Conversions hereunder shall have the effect of lowering the outstanding principal amount of the Debenture in an amount equal to the applicable conversion. The Conversion Agent and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver a valid objection to any Notice of Conversion promptly but in any event within 3 Business Days of delivery of such Notice of Conversion. Absent manifest error, the Holder’s records showing the principal amount(s) converted and the date of such conversion(s) shall be determinative.
     (b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $6.50, subject to adjustment herein (the “Conversion Price”). The Conversion Price shall be adjusted in certain instances as provided in Section 10.06.
     (c) Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of a Debenture.
     (d) A Holder of Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted its Debenture into Common Stock, and only to the extent such Debentures are deemed to have been converted into Common Stock pursuant to this Article 10.
     (e) By delivering the number of shares of Common Stock issuable on conversion to the Trustee, or to the Conversion Agent, if the Conversion Agent is other than the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Debentures so converted; provided, however, that the Company shall retain its obligation to pay accrued and unpaid interest, attributable to the period from the most recent Interest Payment Date through the Conversion Date on the Conversion Date.
     (f) The Trustee may conclusively rely on the Company’s calculations of the Interest Make-Whole.
     Section 10.02 Conversion Procedure.
     (a) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be calculated by the Company and such calculation will be provided to the Trustee and Holders and shall be equal to the quotient obtained by dividing (x) the outstanding principal amount of a Debenture to be converted by (y) the Conversion Price.
     (b) Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall issue and deliver to the Trustee, for delivery to the Holder (unless a different Person is indicated on the Notice of Conversion), (A) a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date (unless the Holder is then an Affiliate of the Company) and (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of a Debenture, (B) a bank check or wire of immediately available funds, at the Company’s option, in the amount of accrued and unpaid interest, and (C) as to Conversion Dates that occur prior to the three year anniversary of the Original Issue Date, a bank check or wire transfer in the amount equal to the Interest Make-Whole, or a certificate or certificates representing shares of the Company’s Common Stock calculated in accordance with Section 11.02 hereof with respect to the Interest Make-Whole. On or after the earlier of (i) the six month anniversary of the Original Issue Date and (ii) the Effective Date, the Company shall use its commercially reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 10.02(b) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. Anything herein to the contrary notwithstanding, in the case of Global Debenture, Notices of Conversion may be delivered and such Debentures may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.
     (c) Conversion Limitations. The Company shall not effect any conversion of a Debenture, and a beneficial owner of an interest in a Global Debenture shall not have the right to convert any portion of a Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the beneficial owner (together with the beneficial owner’s Affiliates, and any other person or entity acting as a group together with the beneficial owner or any of the beneficial owner’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the beneficial owner and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of a Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of such Debenture beneficially owned by the beneficial owner or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the beneficial owner or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 10.02(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 10.02(c) applies, the determination of whether the Debenture is convertible (in relation to other securities owned by a beneficial owner together with any Affiliates) and of which principal amount of the Debenture is convertible shall be in the sole discretion of the beneficial owner , and the submission of a Notice of Conversion shall be deemed to be the beneficial owner ‘s determination of whether the Debenture may be converted (in relation to other securities owned by the beneficial owner together with any Affiliates) and which principal amount of the Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the beneficial owner will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 10.02(c), in determining the number of outstanding shares of Common Stock, the beneficial owner may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a beneficial owner, the Company shall within two Trading Days confirm orally and in writing to the beneficial owner the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including a Debenture, by the beneficial owner or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Debenture held by the beneficial owner. Each Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 10.02(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Debenture held by the beneficial owner and the Beneficial Ownership Limitation provisions of this Section 10.02(c), shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 10.02(c), to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Debentures.
     (d) Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to the Trustee, for delivery to the Holder, or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Conversion Agent at any time on or before its receipt of such certificate or certificates, to rescind such Notice of Conversion, in which event the Conversion Agent shall promptly return to the Holder any Debenture delivered to the Conversion Agent and the Holder shall promptly return to the Trustee the Common Stock certificates representing the principal amount of the Debenture unsuccessfully tendered for conversion to the Company.
     (e) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of the Debentures in accordance with the terms hereof and thereof are absolute and unconditional, irrespective of any action or inaction by a beneficial owner to enforce the same, any waiver or consent with respect to any provision hereof or thereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by a beneficial owner or any other Person of any obligation to the Company or any violation or alleged violation of law by a beneficial owner or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to a beneficial owner in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against a beneficial owner. In the event a beneficial owner of a Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that a beneficial owner or anyone associated or affiliated with a beneficial owner has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to a beneficial owner, restraining and or enjoining conversion of all or part of a Debenture shall have been sought and obtained and the Company posts a surety bond for the benefit of a beneficial owner in the amount of 150% of the outstanding principal amount of the Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such beneficial owner to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Trustee such certificate or certificates pursuant to Section 10.02(b) by the third Trading Day after the Conversion Date, the Company shall pay to such beneficial owner, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a beneficial owner’s right to pursue actual damages or declare an Event of Default pursuant to Article 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and a beneficial owner shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a beneficial owner from seeking to enforce damages pursuant to any other Section hereof, under the Securities or under applicable law.
     (f) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to a beneficial owner, if the Company fails for any reason to deliver to the Trustee for delivery to the beneficial owner, on behalf of such beneficial owner, such certificate or certificates by the Share Delivery Date pursuant to Section 10.02(b), the Company shall notify the Trustee within five (5) Business Days of its failure to deliver to the Trustee such certificate or certificates by the Share Delivery Date, and, if after such Share Delivery Date the beneficial owner is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the beneficial owner or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the beneficial owner of the Conversion Shares which the beneficial owner was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Conversion Agent for delivery to the Holder, on behalf of such beneficial owner (in addition to any other remedies available to or elected by the beneficial owner, on behalf of such beneficial owner), the amount by which (x) the beneficial owner’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the beneficial owner was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the beneficial owner, either reissue (if surrendered) the Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Trustee for delivery to the Holder, on behalf of such beneficial owner, the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 10.02(b). For example, if a beneficial owner purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of a Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the beneficial owner $1,000. The beneficial owner shall provide the Conversion Agent written notice indicating the amounts payable to the beneficial owner in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a beneficial owner’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of a Debenture as required pursuant to the terms hereof and thereof.
     (g) In the case of any Debenture which is converted in part only and surrendered to the Conversion Agent, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Debenture or Debentures of authorized denominations in an aggregate principal amount equal to the, and in exchange for, unconverted portion of the principal amount of such Debenture. A Debenture may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Debenture to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.
     Section 10.03 Fractional Shares.
     No fractional shares or scrip representing fractional shares shall be issued upon the conversion of a Debenture. As to any fraction of a share which a beneficial owner would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
     Section 10.04 Taxes on Conversion.
     The issuance of certificates for shares of the Common Stock on conversion of a Debenture shall be made without charge to the beneficial owner thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the beneficial owner of a Debenture so converted and the Conversion Agent shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Conversion Agent the amount of such tax or shall have established to the satisfaction of the Conversion Agent that such tax has been paid.
     Section 10.05 Company to Provide Stock.
     The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Debentures, as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 10.06) upon the conversion of the outstanding principal amount of the Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.
     Section 10.06 Certain Adjustments of Conversion Price.
     (a) Stock Dividends and Stock Splits. If the Company, at any time while the Debentures are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
     (b) [RESERVED]
     (c) Subsequent Rights Offerings. If the Company, at any time while the Debentures are outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction the denominator of which shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase underlying such rights or warrants, and the numerator of which shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
     (d) Pro Rata Distributions. If the Company, at any time while the Debentures are outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and periodic or extraordinary cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction the denominator of which shall be the VWAP determined as of the record date mentioned above, and the numerator of which shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
     (e) Fundamental Transaction. If, at any time while the Debentures are outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of a Debenture, each beneficial owner of an interest in the Debentures shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of a Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 10.06(e) and insuring that the Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
     (f) Change of Control Transaction. If the Fundamental Transaction is also a Change of Control Transaction, then each beneficial owner of an interest in the Debentures, acting through the Holder, shall have the right to cause the Company to redeem the Debentures or to have an adjustment of the Conversion Price and/or Conversion Shares, as set forth below. No later than 20 Trading Days prior to the consummation of a Change of Control (such date of consummation of a Change of Control, the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company (or at the Company’s request, the Trustee, in the Company’s name and at the Company’s expense) shall deliver written notice thereof (the text of which shall be prepared by the Company) to the Holders (a “Change of Control Notice” and the date of such Change of Control Notice, the “Change of Control Notice Date”), and shall post such Notice on the systems of the Depository. Such Change of Control Notice shall state:
     (i) the events causing the Change of Control;
     (ii) the Change of Control Date or anticipated Change of Control Date of such Change of Control;
     (iii) the purchase price and whether that price will be paid in cash, shares of common stock, or a combination of cash and shares of common stock;
     (iv) the name and address of the Paying Agent and Conversion Agent;
     (v) that the Debentures must be surrendered to the Paying Agent to collect payment of the Change of Control Redemption Price, if applicable; and
     (vi) if applicable, the expected determination of the adjustment to the Conversion Price as set forth pursuant to Section 10.06(h) below.
     Simultaneously with the Change of Control Notice, the Company shall issue a press release and provide to the Trustee written notice of receipt of the Change of Control Notice and timely file a Form 8-K containing the information contained in the Change of Control Notice.
     (g) Change in Control Redemption. At any time during the period (the “Change of Control Period”) beginning after a Holder’s receipt of a Change of Control Notice and ending on the date that is five (5) Trading Days subsequent to the Change of Control Date as set forth in the Change of Control Notice, such Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of such Holder’s Debenture by delivering written notice thereof (“Change of Control Redemption Notice”) to the Trustee, which Change of Control Redemption Notice shall indicate the principal amount the Holder is electing to redeem, the certificate number of the Debenture which the Holder will deliver to be redeemed, if Certificated Debentures have been issued, or notice compliant with the relevant Applicable Procedures if the Debentures are not certificated. Any principal amount of the Debenture subject to redemption pursuant to this Section 10.06(g) shall be redeemed by the Company in cash at a price equal to the sum of 103% of the principal amount being redeemed together with 100% of any accrued but unpaid interest thereon and the Interest Make-Whole, if any (the “Change of Control Redemption Price”). The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within 5 Trading Days after the Company’s receipt of such notice otherwise (the “Change of Control Redemption Date”). Notwithstanding anything to the contrary in this Section 10.06(g), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the principal amount submitted for redemption under this Section 10.06(g) may be converted, in whole or in part, by the Holder into Conversion Shares, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the successor entity substantially equivalent to the Company’s Common Stock. The parties hereto agree that in the event of the Company’s redemption of any portion of the Debentures under this Section 10.06(g), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 10.06(g) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
     (h) Adjustment to Conversion Shares Upon a Change of Control. In connection with a Change of Control, the Company will increase the number of Conversion Shares issuable upon conversion of the Debenture by a number of additional shares (the “Additional Shares”) for each $1,000 principal amount of Debenture when converted as described in this Section 10.06(h) provided that (A) such increase in Conversion Shares shall not take place if such Change of Control is not consummated and (B) the Company shall issue Conversion Shares (without such increase) on or prior to the fifth (5th) Trading Day following the Conversion Date and the Additional Shares described in this Section 10.06(h) will be issued after the later to occur of (x) the fifth (5th) Trading Day following the Change of Control Date and (y) the fifth (5th) Trading Day following the relevant Conversion Date. On and after the Change of Control Date, Holders entitled to receive Additional Shares pursuant to this Section 10.06(h) shall receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Change of Control by a holder of the number of shares of Common Stock into which the Debenture was convertible immediately prior to such Change of Control, after giving effect to any adjustment event, based on the number of Additional Shares set forth above.
     The number of Additional Shares will be determined by reference to the table below, based on the Change of Control Date and the price of the Common Stock (the “Stock Price”). If the consideration for the Common Stock consists solely of cash, then the Stock Price will be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price will be the average of the VWAPs for the 5 consecutive Trading Days immediately preceding the Change of Control Date.
     The following table sets forth the number of Additional Shares per $1,000 principal amount of Debenture to be added to the Conversion Shares issuable in connection with the Change of Control referred to in this Section 10.06(h):
Number of Additional Shares

	Stock Price
	$5.47	$6.00	$6.50	$7.00	$7.50	$8.00	$8.50	$9.00	$9.50	$10.00
Additional Shares
Pricing Date	28.9710	24.3770	21.0950	18.3340	15.9470	13.8590	12.0170	10.3810	8.9190	7.6070
Pricing Date + 1 Year	28.9710	18.2100	15.6260	13.6360	11.9350	10.4480	9.1360	7.9690	6.9260	5.9870
Pricing Date + 2 Years	28.9710	15.5710	8.7830	7.6080	6.6950	5.8990	5.1960	4.5720	4.0140	3.5110
Pricing Date + 3 Years	28.9710	12.8210	4.3915	3.8040	3.3475	2.9495	2.5980	2.2860	2.0070	1.7555

     The Stock Prices set forth in the table will be adjusted as of any date on which the Conversion Price is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment divided by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment to the Conversion Price and the denominator of which is the Conversion Price as so adjusted.
     The exact Stock Price and Change of Control Date may not be set forth in the table, in which case:
     (A) if the Stock Price is between two Stock Prices in the table or the Change of Control Date is between two Change of Control Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the Additional Share amounts set forth for the higher and lower Stock Prices and the two Change of Control Dates, as applicable, based on a 365-day year;
     (B) if the Stock Price is in excess of $10.00 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Shares; and
     (C) if the Stock Price is less than or equal to $5.47 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Shares.
     (i) Calculations. All calculations under this Section 10.06 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 10.06, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.
     Section 10.07 Notice of Adjustment.
     Whenever the Conversion Price is adjusted pursuant to any provision of this Section 10.06, the Company shall promptly deliver to the Trustee and each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

     Section 10.08 Notice to Allow Conversion by Holder.
     If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, (E) the Company shall be subject to a Fundamental Transaction or a Change in Control Transaction, or (F) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office of the Conversion Agent and the Corporate Trust Office, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. A Holder is entitled to convert a Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.
     Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 10.08.
     Section 10.09 Trustee’s Disclaimer.
     (a) The Trustee shall have no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon receipt of an Officers Certificate and/or an Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.07. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 10.
     (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to this Indenture, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to this Indenture.
ARTICLE 11.
PAYMENT OF INTEREST
     Section 11.01 Interest Payments.
     Interest on any Debenture that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the Person in whose name that Debenture is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in Cash on any Debenture shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books.
     In the case of a Global Debenture, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depository, with respect to that portion of such Global Debenture held for its account by Cede & Co. or any other nominee of DTC for the purpose of permitting such party to credit the interest received by it in respect of such Global Debenture to the accounts of the beneficial owners thereof.
     Section 11.02 Calculation of Interest Make-Whole Shares.
     Amounts due in respect of any Interest Make-Whole payment (other than in connection with the payment of any Change of Control Redemption Price and any Mandatory Default Amount) may, at the option of the Company, be made in registered shares of Common Stock of the Company upon irrevocable notice to holders no less than two (2) Trading Days prior to the start of the Make-Whole Measurement Period, subject to satisfaction of the conditions in the immediately following sentence. Payment in shares of Common Stock pursuant to this Section 11.02 may only occur if each of the Equity Conditions shall have been met (unless waived in writing by the beneficial owner of an interest in the Debentures, acting through the Holder) on each Trading Day during the Make-Whole Measurement Period and through and including the date such shares are issued to the Holder. When making any payment under Section 11.02 using common stock of the Company, the value of each such share of stock shall be determined based on ninety percent (90%) of the lower of the (i) VWAP for such stock for the ten (10) Trading Days immediately prior to the date such payment is due pursuant to Section 11.02 (“Make-Whole Measurement Period”), and (ii) the closing price of the stock on the day immediately preceding the conversion date or redemption date, as applicable, provided, that until and unless the Company has received any approval of its stockholders required under AMEX Rule 713 or any equivalent rule of any other applicable Trading Market, the value of such shares used in such determination may not be less than the closing price of the Common Stock on AMEX or such other applicable Trading Market on the execution date of the Purchase Agreement. In the event that the Company has not received the necessary approval under AMEX Rule 713 or any equivalent rule of any other applicable Trading Market, then such payment will be made in cash.
     Section 11.03 Late Fee.
     All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee on such unpaid interest (and not on the entire principal amount) at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. The Company shall provide written notice to the Trustee and Holders whenever Late Fees begin to accrue. In addition, subject to Article 6, if the Company does not meet the current public information requirements as in effect under Rule 144 as they may exist from time to time in respect of the Conversion Shares and a beneficial owner cannot freely resell the Conversion Shares on a Trading Market pursuant to Rule 144 for a period of 3 months (a “Public Information Failure”), then, as of the first day following such Public Information Failure, interest on the Debentures shall accrue at an interest rate equal to 12% per annum until such date as the Company satisfies the current public information requirements under Rule 144 such that a beneficial owner is able to freely resell all the Conversion Shares on a Trading Market.
     Section 11.04 Increase in Interest Rate for Failure of Debenture or Exchanged Debenture to be DTC Eligible.
     In the event the Company fails to exchange an Original Debenture for a Debenture that is DTC Eligible within 120 days from the Original Issue Date, then on the 121st day, the Company shall so notify the Trustee and Holders of such failure to meet such requirements and the rate of interest payable to the Holder shall increase to 11.75% per annum until such time as the Holder has received a Debenture that is DTC Eligible, at which time the rate of interest payable on the Debentures shall return to 10.75% per annum.
     Section 11.05 Prepayment.
     Except as otherwise set forth in this Indenture or the Debentures, the Company may not prepay any portion of the principal amount of the Debentures without the prior written consent of the beneficial owner of an interest in the Debentures, acting through the Holder.
     Section 11.06 Interest Rights Preserved.
     Subject to the foregoing provisions of this Article 11 and Section 2.06, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

ARTICLE 12.
SUBORDINATION
     Section 12.01 Subordination.
     The Trustee acknowledges and the Company and the Guarantors acknowledge and agree, and each Holder and beneficial owner by accepting a beneficial interest in the Securities shall be deemed to acknowledge and agree, that all right, duties and obligations under this Indenture and the Securities shall be issued subject to the provisions of the Intercreditor and Subordination Agreement and the Security Documents. Therefore, subject to the terms of the Intercreditor and Subordination Agreement and the Security Documents, payment of principal of, liquidated damages, if any, and interest on the Debentures is subject to the prior payment of all Senior Indebtedness (as defined in the Intercreditor and Subordination Agreement) and all Liens securing the obligations of the Company and Guarantors under this Indenture, the Debentures, the Transaction Documents and the Security Documents are subordinate and junior in priority to all Liens securing the Senior Indebtedness. Reference is hereby made to each of the Intercreditor and Subordination Agreement, each Transaction Document and each Security Document for all details regarding such payment and lien subordination.
ARTICLE 13.
COLLATERAL AND GUARANTEES
     Section 13.01 Collateral for the Debentures.
     (a) The Company and each Guarantor has previously entered into the Subordinated Guaranty and the Mortgages with Whitebox Advisors, LLC, as “Subordinated Noteholder Representative” pursuant to which the Company and each of the Guarantors granted to Whitebox Advisors, LLC, for the ratable benefit of the holders of the Original Debentures (i) a second priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the Collateral owned by the Company or such Guarantor, whether then owned or thereafter acquired, junior only to liens securing the obligations under the Credit Agreement, to secure the Company’s and the Guarantors’ obligations to pay the principal of (and premium, if any) and interest, if any, on the Debentures in accordance with the terms of the Debentures and this Indenture and all other obligations of the Company thereunder. Pursuant to an amendment and restatement to the Subordinated Guaranty and an amendment to the Mortgages of even date herewith, the Trustee is substituted as the “Subordinated Noteholder Representative”.
     (b) The Company shall furnish to the Trustee Opinions of Counsel as required by the Trust Indenture Act with respect to indentures that are secured by the mortgage or pledge of property, including Opinions of Counsel required pursuant to Sections 314(b)(1) and 314(b)(2) of the Trust Indenture Act.
     (c) The Company and the Guarantors shall otherwise comply with the provisions of Section 314(d) of the Trust Indenture Act.
     (e) Each Holder, by its acceptance of the Debentures, and each beneficial owner by its acceptance of beneficial ownership of the Debentures and the execution of the Amended and Restated Intercreditor and Subordination Agreement on its behalf, agrees to all of the terms and conditions of the Security Documents, and authorizes and directs the Trustee to enter into and perform its obligations, and exercise its rights under, the Security Documents in connection therewith.
     Section 13.02 Release of Collateral.
     (a) Each Holder, by its acceptance of the Debentures, and each beneficial owner by its acceptance of beneficial ownership of the Debentures and its execution of the Amended and Restated Intercreditor and Subordination Agreement, agrees that the Trustee may release Collateral from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents.
     (b) To the extent applicable, the Company shall cause Section 313(b) of the Trust Indenture Act relating to reports and Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the Lien and security interest created by the Security Documents and relating to the substitution therefor of any property or securities to be subject to the Lien and security interest created by the Security Documents, to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.
     Section 13.03 Certificates of the Company.
          If the Company or any Guarantor desires release of any Collateral, the Company shall furnish to the Trustee, prior to such proposed release of Collateral pursuant to the Security Documents, (i) all documents required by Section 314(d) of the Trust Indenture Act, and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by Section 314(d) of the Trust Indenture Act. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinions of Counsel.
     Section 13.04 Authorization of Receipt of Funds by the Trustee Under the Security Documents.
     The Trustee is authorized to receive any funds for the benefit of the Holders and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
     Section 13.05 Termination of Security Interest.
          Upon the cash payment in full of all obligations of the Company and the Guarantors under this Indenture, the Debentures, the Subordinated Guaranty, or upon defeasance in accordance with this Indenture, the Trustee shall, at the request of the Company, release the Liens securing the obligations of the Company hereunder pursuant to this Indenture and the Security Documents.

     Section 13.06 Guarantees.
     (a) Upon the terms and subject to the conditions of this Indenture and the Subordinated Guaranty, each of the Guarantors has jointly and severally, unconditionally and irrevocably, guaranteed to the Holders and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment in cash and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations to the extent provided herein and in Subordinated Guaranty.
ARTICLE 14.
MISCELLANEOUS
     Section 14.01 Trust Indenture Act of 1939.
     The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
     Section 14.02 Holder Communications; Holder Actions.
     (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Securities are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (b) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.
     (ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
     (c) Any act by the Holder of any Debenture binds that Holder and every subsequent Holder of a Debenture that evidences the same debt as the Debenture of the acting Holder, even if no notation thereof appears on the Debenture. Subject to paragraph (d), a Holder may revoke an act as to its Debenture, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were

Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.
     Section 14.03 Notices.
     (a) Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company or any Guarantor, at the address set forth below, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 14.03. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the Register, or, as to any Global Debenture registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.
Any notice to the Trustee will be effective only upon receipt. Notices to the Trustee should be addressed to:
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 18th floor
Houston, Texas 77002
Attention: Brian Echausse
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (b) Copies of any notice or communication to a Holder, if given by the Company or any Guarantor, will be mailed to the Trustee at the same time. Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
     (c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

     (d) The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or direction pursuant to this Indenture given by the Company; provided, however, (i) that the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.
     Section 14.04 Communication by Holders with Other Holders.
     Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.
     Section 14.05 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:
(1)	an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.06 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants , if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.06 hereof) stating that all such conditions precedent and covenants have been complied with.
     Section 14.06 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and must include:
(1)	a statement that each Person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)	a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.
     Section 14.07 Certificates of Fair Value.
          The Company covenants to provide the certificate(s) or opinion(s) as to fair value as required in accordance with Section 314(d) of the Trust Indenture Act.
     Section 14.08 Legal Holiday.
     A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Debenture, interest shall accrue for the intervening period.
     Section 14.09 Rules by Trustee, Paying Agent, Conversion Agent and Registrar.
     The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.
     Section 14.10 Governing Law.
     All questions concerning the construction, validity, enforcement and interpretation of this Indenture and the Securities shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.
     Section 14.11 No Adverse Interpretation of Other Agreements.
     The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.
     Section 14.12 Successors.
     All agreements of the Company in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
     Section 14.13 Duplicate Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 14.14 Separability.
     In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 14.15 Table of Contents and Headings.
     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.
     Section 14.16 No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.
     No director, officer, employee, incorporator, member or stockholder of the Company and no director, officer, employee, incorporator or member of any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Securities by accepting the Securities and each beneficial owner by accepting beneficial ownership of the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
     Section 14.17 Waiver of Jury Trial.
     EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLE WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 14.18 Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

TETON ENERGY CORPORATION as Company
By:
Name:
Title:

TETON NORTH AMERICA LLC as Guarantor By: Teton Energy Corporation, its sole member
By:
Name:
Title:

TETON PICEANCE LLC as Guarantor By: Teton North America LLC, its sole member
By:
Name:
Title:

TETON DJ LLC as Guarantor By: Teton North America LLC, its sole member
By:
Name:
Title:

TETON WILLISTON LLC as Guarantor By: Teton North America LLC, its sole member
By:
Name:
Title:

TETON BIG HORN LLC as Guarantor By: Teton North America LLC, its sole member
By:
Name:
Title:

TETON DJCO LLC as Guarantor By: Teton Energy Corporation, its sole member
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee, Registrar, Paying Agent Conversion Agent, and Subordinated Noteholder Representative
By:
Name:
Title:

SCHEDULE 1
Names and Addresses of Subsidiaries
Teton Energy Corporation
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton North America LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton Piceance LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton DJ LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton Williston LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton Big Horn LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton DJCO LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock

Schedule 1-1

SCHEDULE 2
Indebtedness
The Company has outstanding borrowings of $50.0 million from its Second Amended and Restated Credit Agreement dated April 2, 2008 with JPMorgan Chase Bank, N.A.

Schedule 2-1

EXHIBIT A
FORM OF EXCHANGED DEBENTURE
     The indebtedness and other obligations of Borrower and its subsidiaries evidenced by this Agreement (or by this Indenture, as applicable) and the Debentures issued hereunder owed to the Purchasers and Holders party to this Agreement (or Indenture, as applicable) are junior and subordinate to the indebtedness and other obligations of Borrower and its subsidiaries in accordance with the provisions of the Amended and Restated Intercreditor and Subordination Agreement dated as of                     , 2008, among JPMorgan Chase Bank, N.A., as Senior Agent, The Bank of New York Mellon Trust Company, N.A., as Subordinated Holder Representative and collateral agent, Borrower and certain of its affiliates, as amended from time to time.
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
Original Issue Date: June 18, 2008
Original Conversion Price (subject to adjustment herein): $6.50
$
10.75% SECURED SUBORDINATED CONVERTIBLE DEBENTURE
DUE JUNE 18, 2013
     THIS 10.75% SECURED SUBORDINATED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 10.75% Secured Subordinated Convertible Debentures of Teton Energy Corporation, a Delaware corporation (the “Company”), having its principal place of business at 410 17th Street, Suite 1850, Denver, Colorado, 80202, designated as its 10.75% Secured Subordinated Convertible Debenture due June 2013 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

     FOR VALUE RECEIVED, the Company promises to pay to                                                               or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $                     on June 18, 2013 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:
     Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:
     “Additional Shares” shall have the meaning set forth in Section 5(f).
     “Alternate Consideration” shall have the meaning set forth in Section 5(e).
     “Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
     “Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c).
     “Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

     “Buy-In” shall have the meaning set forth in Section 4(d)(v).
     “Change of Control Date” shall have the meaning set forth in Section 5(f).
     “Change of Control Notice” shall have the meaning set forth in Section 5(f).
     “Change of Control Notice Date” shall have the meaning set forth in Section 5(f).
     “Change of Control Period” shall have the meaning set forth in Section 5(f).
     “Change of Control Redemption” shall have the meaning set forth in Section 5(f).
     “Change of Control Redemption Date” shall have the meaning set forth in Section 5(f).
     “Change of Control Redemption Notice” shall have the meaning set forth in Section 5(f).
     “Change of Control Redemption Price” shall have the meaning set forth in Section 5(f).
     “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

     “Company Optional Redemption” shall have the meaning set forth in Section 6(a).
     “Company Optional Redemption Amount” means the sum of (a) 100% of the then outstanding principal amount of the Debenture, (b) accrued but unpaid interest in respect of the Debenture, (c) all liquidated damages and other amounts due, if any, in respect of the Debenture, and (d) any Interest Make-Whole.
     “Company Optional Redemption Date” shall have the meaning set forth in Section 6(a).
     “Company Optional Redemption Notice” shall have the meaning set forth in Section 6(a).
     “Company Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).
     “Company Optional Redemption Period” shall have the meaning set forth in Section 6(a).
     “Conversion Date” shall have the meaning set forth in Section 4(a).
     “Conversion Price” shall have the meaning set forth in Section 4(b).
     “Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.
     “Conversion Shares” means, collectively, the shares of Common Stock issued or issuable upon conversion of this Debenture in accordance with the terms hereof, including without limitation shares of Common Stock issued or issuable, if any, as Interest Make Whole and any Additional Shares.
     “Debenture Register” shall have the meaning set forth in Section 2(b).
     “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), as determined by outside counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents (disregarding any limitation on issuance or conversion under such documents), (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of a Company Optional Redemption or a Holder Optional Redemption, the shares issuable upon conversion in full of the applicable Optional Redemption Amount) to the Holder would comply with the limitations set forth in Section 4(c), (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (j) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds 50,000 shares (subject to adjustment for forward and reverse stock splits and the like) per Trading Day.
     “Event of Default” shall have the meaning set forth in Section 8(a).
     “Fundamental Transaction” shall have the meaning set forth in Section 5(e).
     “Holder Optional Redemption” shall have the meaning set forth in Section 6(b).
     “Holder Optional Redemption Amount” means the sum of (a) 100% of the then outstanding principal amount of the Debenture, (b) accrued but unpaid interest in respect of the Debenture and (c) all liquidated damages and other amounts due, if any, in respect of the Debenture.
     “Holder Optional Redemption Date” shall have the meaning set forth in Section 6(b).
     “Holder Optional Redemption Notice” shall have the meaning set forth in Section 6(b).
     “Holder Optional Redemption Notice Date” shall have the meaning set forth in Section 6(b).
     “Holder Optional Redemption Period” shall have the meaning set forth in Section 6(b).
     “Interest Make-Whole” shall have the meaning set forth in Section 2(c).

     “Interest Payment Date” shall have the meaning set forth in Section 2(a).
     “Late Fees” shall have the meaning set forth in Section 2(e).
     “Make-Whole Measurement Period” shall have the meaning set forth in Section 2(d).
     “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever results in a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 100% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture and (c) any Interest Make-Whole.
     “New York Courts” shall have the meaning set forth in Section 9(c).
     “Notice of Conversion” shall have the meaning set forth in Section 4(a).
     “Original Issue Date” means June 18, 2008.
     “Permitted Indebtedness” means (a) the debt evidenced by the $150,000,000 Credit Facility pursuant to that certain Second Amended and Restated Credit Agreement dated as of April 2, 2008 among the Company, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), and the lenders party thereto (the “Credit Agreement”), as the same may be amended, transferred to other institutional lenders or otherwise refinanced or restated, from time to time, except that no such restatement, refinancing, or amendment shall (i) result in the size of the Credit Facility being greater than $150,000,000 aggregate principal amount (which amount shall include all fees and other amounts paid or payable in connection with such restatement, refinancing, or amendment) or (ii) without the consent of holders of at least 67% in principal amount of the then outstanding Debentures, change the other terms of such Indebtedness from such terms existing on the Original Issue Date so as to adversely affect in any material respect the holders of the Debentures; (b) the indebtedness evidenced by the Debentures; (c) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement, as the same may be amended, transferred to other institutional lenders or otherwise refinanced or restated, from time to time, except that no such restatement, refinancing, or amendment shall (i) result in the principal amount of any such Indebtedness (which amount shall include all fees and other amounts paid or payable in connection with such restatement, refinancing, or amendment) being greater than the principal amount thereof on the Original Issue Date or (ii) without the consent of holders of at least 67% in principal amount of the then-outstanding Debentures, change the other terms of such Indebtedness (including without limitation with respect to liens, collateral, subordination, average life, stated maturity and obligors) from the terms existing on the Original Issue Date so as to adversely affect in any material respect the holders of the Debentures; and (d) up to $30,000,000 of additional indebtedness that is expressly subordinated to the Debentures pursuant to a written Intercreditor Agreement with the Purchasers that is reasonably acceptable to the holders of at least 67% in principal amount of the then-outstanding Debentures.
     “Permitted Lien” means the individual and collective reference to the following: (a) Liens in connection with Permitted Indebtedness referred to in clauses (a) and (c) of the definition of Permitted Indebtedness; (b) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; and (c) Liens imposed by law which were incurred in the ordinary course of the Company’s or any Subsidiary’s business, such as carriers,’ warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s or any Subsidiary’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.
     “Public Information Failure” shall have the meaning set forth in Section 2(e).
     “Purchase Agreement” means the Securities Purchase Agreement, dated as of June 9, 2008 among the Company and the original holders, as amended, modified or supplemented from time to time in accordance with its terms.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.
     “Registration Statement” means a registration statement under the Securities Act that registers the resale of all Conversion Shares of the Holder, names the Holder as a “selling stockholder” therein, contains a prospectus not subject to any blackout, suspension or stop order, and otherwise meets the requirements of the Registration Rights Agreement.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).
     “Subsidiary” shall have the meaning set forth in the Purchase Agreement.
     “Stock Price” shall have the meaning set forth in Section 5(f).
     “Trading Day” means any day on which the principal Trading Market is open for business.
     “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.
     “Transaction Documents” shall have the meaning set forth in the Purchase Agreement.
     “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (utilizing a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Common Stock is not then listed or quoted on the Trading Market, and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.
     Section 2. Interest.
     a) Payment. The Company shall pay interest to the Holder on the aggregate unconverted and then-outstanding principal amount of this Debenture at the rate of 10.75% per annum, payable semiannually on January 1 and July 1, in arrears, beginning on January 1, 2009, on each Conversion Date (as to that principal amount then being converted), on each Company Optional Redemption Date or Holder Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash.
     b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar-day periods and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”).
     c) Interest Make-Whole. Upon any conversion or redemption (other than pursuant to a Holder Optional Redemption) of all or any portion of this Debenture prior to the third anniversary of the Original Issue Date, the Holder shall be entitled to receive the present value of all interest which would have accrued on the principal amount being converted or redeemed after the date of such conversion or redemption if no payment of such principal amount were made prior to such third anniversary of the Original Issue Date, in cash (the “Interest Make-Whole”). The present value of such future-accrued interest shall be calculated by discounting in accordance with accepted financial practice all such future-accruing interest on the principal amount being converted or redeemed from their respective scheduled due dates to the date on which payment on such principal is to be made by the yield-to-maturity interest rate for United States Treasury bills of comparable maturity to the third anniversary of the Original Issue Date as of the applicable conversion date or redemption date, as applicable, as reported in The Wall Street Journal.
     d) Calculation of Interest Make-Whole Shares. Amounts due under Section 2(c) (other than in connection with the payment of any Change of Control Redemption Price and any Mandatory Default Amount) may, at the option of the Company, be made in registered shares of Common Stock of the Company upon irrevocable notice to holders no less than two (2) trading days prior to the start of the Make-Whole Measurement Period, subject to satisfaction of the conditions in the immediately following sentence. Payment in shares of Common Stock pursuant to this Section 2(d) may only occur if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the Make-Whole Measurement Period and through and including the date such shares are issued to the Holder. When making any payment under Section 2(c) using common stock of the Company, the value of each such share of stock shall be determined based on ninety percent (90%) of the lower of the (i) VWAP for such stock for the ten (10) Trading Days immediately prior to the date such payment is due pursuant to Section 2(c) (“Make-Whole Measurement Period”), and (ii) the closing price of the stock on the day immediately preceding the conversion date or redemption date, as applicable; provided, that until and unless the Company has received any approval of its stockholders required under Amex Rule 713 or any equivalent rule of any other applicable Trading Market, the value of such shares used in such determination may not be less than the closing price of the Common Stock on AMEX or such other applicable Trading Market on the execution date of the Purchase Agreement. In the event that the Company has not received the necessary approval under AMEX Rule 713 or any equivalent rule of any other applicable Trading Market, then such payment will be made in cash pursuant to Section 2(c).

     e) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee on such unpaid interest (and not on the entire principal amount) at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. In addition, subject to Section 8, if the Company does not meet the current public information requirements as in effect under Rule 144 as they may exist from time to time in respect of the Conversion Shares and the Holder cannot freely resell the Conversion Shares on a Trading Market pursuant to Rule 144 for a period of 3 months (a “Public Information Failure”), then, as of the first day following such Public Information Failure, interest on this Debenture shall accrue at an interest rate equal to 12% per annum until such date as the Company satisfies the current public information requirements under Rule 144 such that the Holder is able to freely resell all the Conversion Shares on a Trading Market.
     f) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.
     Section 3. Registration of Transfers and Exchanges; Other Exchanges.
     a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.
     b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.
     c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.
     Section 4. Conversion.
     a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, the principal amount of this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture has been so converted, and all accrued and unpaid interest thereon has been paid. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver a valid objection to any Notice of Conversion promptly but in any event within 3 Business Days of delivery of such Notice of Conversion. Absent manifest error, the Holder’s records showing the principal amount(s) converted and the date of such conversion(s) shall be determinative. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.
     b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $6.50, subject to adjustment herein (the “Conversion Price”).
     c) Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.
     d) Mechanics of Conversion.
     i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be equal to the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.
     ii. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date (unless the Holder is then an Affiliate of the Company) and (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture, (B) a bank check or wire of immediately available funds, at the Company’s option, in the amount of accrued and unpaid interest, and (C) as to Conversion Dates that occur prior to the three year anniversary of the Original Issue Date, a bank check or wire transfer in the amount equal to the Interest Make-Whole or a certificate or certificates representing shares of the Company’s common stock calculated in accordance with Section 2(d) with respect to the Interest Make-Whole. On or after the earlier of (i) the six month anniversary of the Original Issue Date and (ii) the Effective Date, the Company shall use its commercially reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4(d) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.
     iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Notice of Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates representing the principal amount of this Debenture unsuccessfully tendered for conversion to the Company.
     iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such

Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
     v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.
     vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture, as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.
     vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
     viii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 5. Certain Adjustments.
     a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
     b) [RESERVED]
     c) Subsequent Rights Offerings. If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction the denominator of which shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase underlying such rights or warrants, and the numerator of which shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
     d) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and periodic or extraordinary cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction the denominator of which shall be the VWAP determined as of the record date mentioned above, and the numerator of which shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
     e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction.

To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
     f) Change of Control Transaction. If the Fundamental Transaction is also a Change of Control Transaction, then the Holder shall have the right to cause the Company to redeem this Debenture or to have an adjustment of the Conversion Price and/or Conversion Shares, as set forth below. No later than 20 Trading Days prior to the consummation of a Change of Control (such date of consummation of a Change of Control, the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof to the Holders (a “Change of Control Notice” and the date of such Change of Control Notice, the “Change of Control Notice Date”). Such Change of Control Notice shall state:
          (A) the events causing the Change of Control;
          (B) the Change of Control Date or anticipated Change of Control Date of such Change of Control;
          (C) the purchase price and whether that price will be paid in cash, shares of common stock, or a combination of cash and shares of common stock; and
          (D) if applicable, the expected determination of the adjustment to the Conversion Price as set forth pursuant to Section 5(f)(ii) below.
          Simultaneously with the Change of Control Notice, the Company shall issue a press release and timely file a Form 8-K containing the information contained in the Change of Control Notice.
          (i) Change of Control Redemption. At any time during the period (the “Change of Control Period”) beginning after a Holder’s receipt of a Change of Control Notice and ending on the date that is five (5) Trading Days subsequent to the Change of Control Date as set forth in the Change of Control Notice, such Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of such Holder’s Debenture by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the principal amount the Holder is electing to redeem. Any principal amount of the Debenture subject to redemption pursuant to this Section 5(f) shall be redeemed by the Company in cash at a price equal to the sum of 103% of the principal amount being redeemed together with 100% of any accrued but unpaid interest thereon and the Interest Make-Whole, if any (the “Change of Control Redemption Price”). The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within 5 Trading Days after the Company’s receipt of such notice otherwise (the “Change of Control Redemption Date”). Notwithstanding anything to the contrary in this Section 5(f), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the principal amount submitted for redemption under this Section 5(f) may be converted, in whole or in part, by the Holder into Conversion Shares, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the successor entity substantially equivalent to the Company’s Common Stock. The parties hereto agree that in the event of the Company’s redemption of any portion of the Debenture under this Section 5(f), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(f) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
          (ii) Adjustment to Conversion Shares Upon a Change of Control.
          In connection with a Change of Control, the Company will increase the number of Conversion Shares issuable upon conversion of the Debenture by a number of additional shares (the “Additional Shares”) for each $1,000 principal amount of Debenture when converted as described in this Section 5(f)(ii); provided that (A) such increase in Conversion Shares shall not take place if such Change of Control is not consummated and (B) the Company shall issue Conversion Shares (without such increase) on or prior to the fifth (5th) Trading Day following the Conversion Date and the Additional Shares described in Section 5(f)(iii) hereof will be issued after the later to occur of (x) the fifth (5th) Trading Day following the Change of Control Date and (y) the fifth (5th) Trading Day following the relevant Conversion Date. On and after the Change of Control Date, Holders entitled to receive Additional Shares pursuant to this Section 5(f)(ii) shall receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Change of Control by a holder of the number of shares of Common Stock into which this Debenture was convertible immediately prior to such Change of Control, after giving effect to any adjustment event, based on the number of Additional Shares set forth above.
          The number of Additional Shares will be determined by reference to the table below, based on the Change of Control Date and the price of the

Common Stock (the “Stock Price”). If the consideration for the Common Stock consists solely of cash, then the Stock Price will be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price will be the average of the VWAPs for the 5 consecutive Trading Days immediately preceding the Change of Control Date.
          The following table sets forth the number of Additional Shares per $1,000 principal amount of Debenture to be added to the Conversion Shares issuable in connection with the Change of Control referred to in Section 5(f)(i):

Number of Additional Shares

	Stock Price
	$5.47	$6.00	$6.50	$7.00	$7.50	$8.00	$8.50	$9.00	$9.50	$10.00
Additional Shares

Pricing Date	28.9710	24.3770	21.0950	18.3340	15.9470	13.8590	12.0170	10.3810	8.9190	7.6070
Pricing Date + 1 Year	28.9710	18.2100	15.6260	13.6360	11.9350	10.4480	9.1360	7.9690	6.9260	5.9870
Pricing Date + 2 Years	28.9710	15.5710	8.7830	7.6080	6.6950	5.8990	5.1960	4.5720	4.0140	3.5110
Pricing Date + 3 Years	28.9710	12.8210	4.3915	3.8040	3.3475	2.9495	2.5980	2.2860	2.0070	1.7555
          The Stock Prices set forth in the table will be adjusted as of any date on which the Conversion Price is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment divided by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment to the Conversion Price and the denominator of which is the Conversion Price as so adjusted.
          The exact Stock Price and Change of Control Date may not be set forth in the table, in which case:
     (A) if the Stock Price is between two Stock Prices in the table or the Change of Control Date is between two Change of Control Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the Additional Share amounts set forth for the higher and lower Stock Prices and the two Change of Control Dates, as applicable, based on a 365-day year;
     (B) if the Stock Price is in excess of $10.00 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Shares; and
     (C) if the Stock Price is less than or equal to $5.47 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Shares.
     g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.
     h) Notice to the Holder.
     i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
     ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, (E) the Company shall be subject to a Fundamental Transaction or a Change of Control Transaction, or (F) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.
     Section 6. Redemption.

     a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after the 2-year anniversary of the Original Issue Date, provided that the VWAP of the Common Stock has been at least 150% of the Conversion Price for any 20 out of 30 consecutive Trading Days, such 30 consecutive Trading Day period beginning only after the 2-year anniversary of the Original Issue Date, then, within 1 Trading Day of the end of such period, the Company may deliver a notice to the Holder (a “Company Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Company Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then-outstanding principal amount of this Debenture for cash in an amount equal to the Company Optional Redemption Amount on the 20th Trading Day following the Company Optional Redemption Notice Date (such date, the “Company Optional Redemption Date”, such 20 Trading Day period, the “Company Optional Redemption Period” and such redemption, the “Company Optional Redemption”). The Company Optional Redemption Amount is payable in full on the Company Optional Redemption Date. The Company may only effect a Company Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Company Optional Redemption Notice Date through to the Company Optional Redemption Date and through and including the date payment of the Company Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Company Optional Redemption Period through to the Company Optional Redemption Date and through and including the date payment of the Company Optional Redemption Amount is actually made in full, then the Holder may elect to nullify the Company Optional Redemption Notice by notice to the Company within 3 Trading Days after it receives written notice from the Company that any such Equity Condition has not been met, in which case the Company Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Company Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to effect a Company Optional Redemption shall be applied ratably to all of the holders of the then-outstanding Debentures.
     b) Optional Redemption at Election of Holder. Subject to the provisions of this Section 6(b), at any time prior to the three month anniversary of the Original Issue Date, the Holder may deliver a notice to the Company (a “Holder Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Holder Optional Redemption Notice Date”) of its election to require the Company redeem for cash the product of (a) up to 25% of the original face principal amount of this Debenture and (b) an amount equal to the Holder Optional Redemption Amount on the 20th Trading Day following the Holder Optional Redemption Notice Date (such date, the “Holder Optional Redemption Date”, such 20 Trading Day period, the “Holder Optional Redemption Period” and such redemption, the “Holder Optional Redemption”). The Holder Optional Redemption Amount is payable in full on the Holder Optional Redemption Date. The

Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Holder Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.
     c) Redemption Procedure. The payment of cash or issuance of Common Stock, as applicable, pursuant to a Company Optional Redemption or a Holder Optional Redemption shall be payable on the Company Optional Redemption Date or the Holder Optional Redemption Date, as applicable. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Company Optional Redemption Amount or the Holder Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company. Upon completion of any redemption provided for under this Section 6, the Company will promptly and in no event later than four (4) Business Days file a Current Report on Form 8-K disclosing the material details of such redemption.
     Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least 67% in principal amount of the then-outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:
     a) other than Permitted Indebtedness and except as provided in the Credit Agreement, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; provided, that, any such additional Indebtedness effected through the Credit Agreement, when combined with other existing Indebtedness of the Credit Agreement, shall not exceed $150,000,000 in aggregate principal amount;
     b) other than Permitted Liens and except as provided in the Credit Agreement, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; provided, that, any such additional Liens effected through the Credit Agreement, when combined with other existing Liens under the Credit Agreement, shall not secure Indebtedness with an aggregate principal amount in excess of $150,000,000;
     c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;
     d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than an amount of shares of its Common Stock or Common Stock Equivalents equal to $200,000, other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;
     e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (i) the Debentures if on a pro-rata basis or (ii) regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs (unless such payments are required to be made under the Credit Agreement and are permitted to be made under the Intercreditor and Subordination Agreement);
     f) pay cash dividends or distributions on any equity securities of the Company;
     g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is otherwise permitted under the Transaction Documents and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; or
     h) enter into any agreement with respect to any of the foregoing.
     Section 8. Events of Default.
     a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
     i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date, any redemption date or the Maturity Date or by acceleration or otherwise);
     ii. the Company or any Guarantor shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (x) below) which failure is not cured, if possible to cure, within 10 Trading Days after the earlier of (A) the Company’s becoming aware of such failure and (B) notice of such failure sent by the Holder or by any other Holder to the Company;
     iii. the Company shall fail to observe or perform any covenants or agreements contained in Section 4.6, 4.7, 4.9, 4.10, 4.12, 4.13 and 4.17 of the Purchase Agreement, which failure is not cured, if possible to cure, within 10 Trading Days after the earlier of (A) the Company’s becoming aware of such failure and (B) notice of such failure sent by the Holder or by any other Holder to the Company;
     iv. any representation or warranty made by the Company in the Debenture or in Section 3.1(c), (d), (f), or (g) in the Purchase Agreement shall be untrue or incorrect in any material respect as of the date when made or deemed made;
     v. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents (other than another Debenture) or any of the Security Documents, or (B) under the documents governing any Permitted Indebtedness or any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated;
     vi. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;
     vii. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation the greater of $1,000,000 or five percent (5%) of the then-effective Conforming Borrowing Base, as defined in the Credit Agreement, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;
     viii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within 10 Trading Days;
     ix. if the Company does not meet the current public information requirements as in effect under Rule 144 as they may exist from time to time in respect of the Conversion Shares and the Holder cannot freely resell the Conversion Shares on a Trading Market pursuant to Rule 144 for a period of 3 months;
     x. the Company shall fail for any reason to deliver certificates to a Holder prior to the seventh Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;
     xi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than the greater of $1,000,000 or five percent (5%) of the then-effective Conforming Borrowing Base as defined in the Credit Agreement, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 60 calendar days;
     xii. if any of the Security Documents ceases to be in full force and effect (including failure to create a valid and perfected second priority lien on and security interest in all the Collateral (as defined in the Security Documents) at any time for any reason; and
     xiii. any Guarantee (as such term is defined in the Indenture) ceases to be, or shall be asserted in writing by any Guarantor (as such term is defined in the Security Agreement), or any Person acting on behalf of any Guarantor, not to be, in full force and effect or enforceable in accordance with its terms (other than in accordance with the terms of the Indenture or any such Guarantee).
     b) Remedies Upon Event of Default. If any Event of Default occurs (other than an Event of Default specified in Section 8(a)(vi)), the outstanding principal amount of the Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the election of Holders of at least 51% in aggregate principal amount of the Debentures, immediately due and payable in cash at the Mandatory Default Amount. Such declaration may be made by the Holders of at least 51% in aggregate principal amount of the Debentures by written notice to the Company. If an Event of Default specified in Section 8(a)(vi) occurs and is continuing, the principal of and interest on all the Debentures shall ipso facto become immediately due and payable without any other act on the part of any Holder. Commencing upon the occurrence of any Event of Default the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holders shall promptly surrender the Debentures to or as directed by the Company. In connection with such acceleration described herein, the Holders need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holders may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holders at any time prior to payment hereunder and the Holders shall have all rights as a holder of the Debentures until such time, if any, as the Holders receive full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
     Section 9. Miscellaneous.
     a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

     b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.
     c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.
     d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

     e) Waiver and Amendment. No provision of this Debenture may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder, except that Section 7 hereof may be waived or amended with the prior written consent of the holders of at least 67% of the principal amount of Debentures then outstanding (provided that any Debentures held by the Company and its Affiliates shall be deemed not to be outstanding for this purpose and no consideration shall be offered or paid to any holder of Debentures to consent to any such amendment or waiver unless the same consideration is offered to all holders of the Debentures). Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.
     f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
     g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
     h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.
     i) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction

Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.
     j) Secured Obligation. The obligations of the Company under this Debenture are secured pursuant to the Security Agreement and the Mortgages between the Company, the Subsidiaries and the Secured Parties (as defined therein) granting a second lien on all those assets of the Company and each Subsidiary, with respect to which JP Morgan has a first lien pursuant to the Credit Agreement.
*********************
(Signature Pages Follow)

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

TETON ENERGY CORPORATION
By:
	Name:	Dominic J. Bazile II
	Title:	Executive Vice President and Chief Operating Officer Facsimile No. for delivery of Notices: (303) 565-4606

A-1

ANNEX A
NOTICE OF CONVERSION
     The undersigned hereby elects to convert principal under the 10.75% Secured Subordinated Convertible Debenture due June 18, 2013 of Teton Energy Corporation, a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.
     By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.
     The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.
Conversion calculations:
Date to Effect Conversion:
Principal Amount of Debenture to be Converted:
Number of shares of Common Stock to be issued:
Signature:
Name:
Address for Delivery of Common Stock Certificates:
Or
DWAC Instructions:
Broker No:
Account No:

Schedule 1
CONVERSION SCHEDULE
The 10.75% Secured Subordinated Convertible Debentures due on June 18, 2013 in the aggregate principal amount of $40,000,000 are issued by Teton Energy Corporation, a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above-referenced Debenture.
Dated:

Aggregate
Principal
Amount
Remaining
Date of Conversion		Subsequent to
(or for first		Conversion
entry, Original		(or original
Issue Date)	Amount of Conversion	Principal Amount)	Company Attest

EXHIBIT B
FORM OF GLOBAL DEBENTURE
THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS DEBENTURE FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED DEBENTURES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITORY.
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN

CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

TETON ENERGY CORPORATION
10.75% Secured Subordinated Convertible Debenture Due June 18, 2013
CUSIP No. 881628 AA9
ISIN No. US881628AA94
$
No. [                    ]
Teton Energy Corporation, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                         , or its registered assigns, the principal sum of FORTY MILLION DOLLARS ($40,000,000) on June 18, 2013, which principal amount may from time to time be increased or decreased to such other principal amount (which, taken together with the principal amounts of all other outstanding Debentures, shall not exceed $40,000,000) by adjustments on the Schedule of Exchanges of Debentures on the other side of this Debenture in accordance with the Indenture.
Capitalized terms used herein shall have the meanings assigned to them in the Debenture.
     Initial Interest Rate: 10.75% per annum.
     Interest Payment Dates: January 1 and July 1, commencing January 1, 2009; each Conversion Date (as to that principal amount then being converted); each Company Optional Redemption Date or Holder Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date.
     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers.

Date:	TETON ENERGY CORPORATION
By:
Name:
Title:

Attest:
By:
Name:
Title:

Trustee’s Certificate of Authentication
This is one of the 10.75% Secured Subordinated Convertible Debentures Due June 18, 2013 described in the Indenture referred to in this Debenture.
The Bank of New York Mellon Trust Company, N.A.,
as Trustee
By:

Authorized Signatory

[REVERSE SIDE OF DEBENTURE]
TETON ENERGY CORPORATION
Secured Subordinated Convertible Debenture Due June 18, 2013
     The indebtedness and other obligations of Borrower and its subsidiaries evidenced by this Agreement (or by this Indenture, as applicable) and the Debentures issued hereunder owed to the Purchasers and Holders party to this Agreement (or Indenture, as applicable) are junior and subordinate to the indebtedness and other obligations of Borrower and its subsidiaries in accordance with the provisions of the Amended and Restated Intercreditor and Subordination Agreement dated as of                     , 2008, among JPMorgan Chase Bank, N.A., as Senior Agent, The Bank of New York Mellon Trust Company, N.A., as Subordinated Holder Representative and collateral agent, Borrower and certain of its affiliates, as amended from time to time.
     Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:
     “Additional Shares” shall have the meaning set forth in Section 5(f).
     “Alternate Consideration” shall have the meaning set forth in Section 5(e).
     “Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

     “Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c).
     “Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     “Buy-In” shall have the meaning set forth in Section 4(d)(v).
     “Change of Control Date” shall have the meaning set forth in Section 5(f).
     “Change of Control Notice” shall have the meaning set forth in Section 5(f).
     “Change of Control Notice Date” shall have the meaning set forth in Section 5(f).
     “Change of Control Period” shall have the meaning set forth in Section 5(f).
     “Change of Control Redemption” shall have the meaning set forth in Section 5(f).
     “Change of Control Redemption Date” shall have the meaning set forth in Section 5(f).
     “Change of Control Redemption Notice” shall have the meaning set forth in Section 5(f).
     “Change of Control Redemption Price” shall have the meaning set forth in Section 5(f).
     “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.
     “Company Optional Redemption” shall have the meaning set forth in Section 6(a).
     “Company Optional Redemption Amount” means the sum of (a) 100% of the then outstanding principal amount of the Debenture, (b) accrued but unpaid interest in respect of the Debenture, (c) all liquidated damages and other amounts due, if any, in respect of the Debenture, and (d) any Interest Make-Whole.
     “Company Optional Redemption Date” shall have the meaning set forth in Section 6(a).
     “Company Optional Redemption Notice” shall have the meaning set forth in Section 6(a).
     “Company Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).
     “Company Optional Redemption Period” shall have the meaning set forth in Section 6(a).
     “Conversion Date” shall have the meaning set forth in Section 4(a).
     “Conversion Price” shall have the meaning set forth in Section 4(b).
     “Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.
     “Conversion Shares” means, collectively, the shares of Common Stock issued or issuable upon conversion of this Debenture in accordance with the terms hereof, including without limitation shares of Common Stock issued or issuable, if any, as Interest Make Whole and any Additional Shares.
     “Debenture Register” shall have the meaning set forth in Section 2(b).
     “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this

Debenture, (c) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), as determined by outside counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents (disregarding any limitation on issuance or conversion under such documents), (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of a Company Optional Redemption or a Holder Optional Redemption, the shares issuable upon conversion in full of the applicable Optional Redemption Amount) to the Holder would comply with the limitations set forth in Section 4(c), (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (j) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds 50,000 shares (subject to adjustment for forward and reverse stock splits and the like) per Trading Day.
     “Event of Default” shall have the meaning set forth in Section 8(a).
     “Fundamental Transaction” shall have the meaning set forth in Section 5(e).
     “Holder Optional Redemption” shall have the meaning set forth in Section 6(b).
     “Holder Optional Redemption Amount” means the sum of (a) 100% of the then outstanding principal amount of the Debenture, (b) accrued but unpaid interest in respect of the Debenture and (c) all liquidated damages and other amounts due, if any, in respect of the Debenture.
     “Holder Optional Redemption Date” shall have the meaning set forth in Section 6(b).
     “Holder Optional Redemption Notice” shall have the meaning set forth in Section 6(b).

     “Holder Optional Redemption Notice Date” shall have the meaning set forth in Section 6(b).
     “Holder Optional Redemption Period” shall have the meaning set forth in Section 6(b).
     “Interest Make-Whole” shall have the meaning set forth in Section 2(c).
     “Interest Payment Date” shall have the meaning set forth in Section 2(a).
     “Late Fees” shall have the meaning set forth in Section 2(e).
     “Make-Whole Measurement Period” shall have the meaning set forth in Section 2(d).
     “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever results in a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 100% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture and (c) any Interest Make-Whole.
     “New York Courts” shall have the meaning set forth in Section 9(c).
     “Notice of Conversion” shall have the meaning set forth in Section 4(a).
     “Original Issue Date” means June 18, 2008.
     “Permitted Indebtedness” means (a) the debt evidenced by the $150,000,000 Credit Facility pursuant to that certain Second Amended and Restated Credit Agreement dated as of April 2, 2008 among the Company, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), and the lenders party thereto (the “Credit Agreement”), as the same may be amended, transferred to other institutional lenders or otherwise refinanced or restated, from time to time, except that no such restatement, refinancing, or amendment shall (i) result in the size of the Credit Facility being greater than $150,000,000 aggregate principal amount (which amount shall include all fees and other amounts paid or payable in connection with such restatement, refinancing, or amendment) or (ii) without the consent of holders of at least 67% in principal amount of the then outstanding Debentures, change the other terms of such Indebtedness from such terms existing on the Original Issue Date so as to adversely affect in any material respect the holders of the Debentures; (b) the indebtedness evidenced by the Debentures; (c) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement, as the same may be amended, transferred to other institutional lenders or otherwise refinanced or restated, from time to time, except that no such restatement, refinancing, or amendment shall (i) result in the principal amount of any such Indebtedness (which amount shall include all fees and other amounts paid or payable in connection with such restatement, refinancing, or amendment) being greater than the principal amount thereof on the Original Issue Date or (ii) without the consent of holders of at least 67% in principal amount of the then-outstanding Debentures, change the other terms of such Indebtedness (including without limitation with respect to liens, collateral, subordination, average life, stated maturity and obligors) from the terms existing on the Original Issue Date so as to adversely affect in any material respect the holders of the Debentures; and (d) up to $30,000,000 of additional indebtedness that is expressly subordinated to the Debentures pursuant to a written Intercreditor Agreement with the Purchasers that is reasonably acceptable to the holders of at least 67% in principal amount of the then-outstanding Debentures.
     “Permitted Lien” means the individual and collective reference to the following: (a) Liens in connection with Permitted Indebtedness referred to in clauses (a) and (c) of the definition of Permitted Indebtedness; (b) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; and (c) Liens imposed by law which were incurred in the ordinary course of the Company’s or any Subsidiary’s business, such as carriers,’ warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s or any Subsidiary’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.
     “Public Information Failure” shall have the meaning set forth in Section 2(e).
     “Purchase Agreement” means the Securities Purchase Agreement, dated as of June 9, 2008 among the Company and the original holders, as amended, modified or supplemented from time to time in accordance with its terms.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

     “Registration Statement” means a registration statement under the Securities Act that registers the resale of all Conversion Shares of the Holder, names the Holder as a “selling stockholder” therein, contains a prospectus not subject to any blackout, suspension or stop order, and otherwise meets the requirements of the Registration Rights Agreement.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).
     “Subsidiary” shall have the meaning set forth in the Purchase Agreement.
     “Stock Price” shall have the meaning set forth in Section 5(f).
     “Trading Day” means any day on which the principal Trading Market is open for business.
     “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.
     “Transaction Documents” shall have the meaning set forth in the Purchase Agreement.
     “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (utilizing a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Common Stock is not then listed or quoted on the Trading Market, and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.
     Section 2. Interest.
     a) Payment. The Company shall pay interest to the Holder on the aggregate unconverted and then-outstanding principal amount of this Debenture at the rate of 10.75% per annum, payable semiannually on January 1 and July 1, in arrears, beginning on January 1, 2009, on each Conversion Date (as to that principal amount then being converted), on each Company Optional Redemption Date or Holder Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash.
     b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar-day periods and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”).
     c) Interest Make-Whole. Upon any conversion or redemption (other than pursuant to a Holder Optional Redemption) of all or any portion of this Debenture prior to the third anniversary of the Original Issue Date, the Holder shall be entitled to receive the present value of all interest which would have accrued on the principal amount being converted or redeemed after the date of such conversion or redemption if no payment of such principal amount were made prior to such third anniversary of the Original Issue Date, in cash (the “Interest Make-Whole”). The present value of such future-accrued interest shall be calculated by discounting in accordance with accepted financial practice all such future-accruing interest on the principal amount being converted or redeemed from their respective scheduled due dates to the date on which payment on such principal is to be made by the yield-to-maturity interest rate for United States Treasury bills of comparable maturity to the third anniversary of the Original Issue Date as of the applicable conversion date or redemption date, as applicable, as reported in The Wall Street Journal.
     d) Calculation of Interest Make-Whole Shares. Amounts due under Section 2(c) (other than in connection with the payment of any Change of Control Redemption Price and any Mandatory Default Amount) may, at the option of the Company, be made in registered shares of Common Stock of the Company upon irrevocable notice to holders no less than two (2) trading days prior to the start of the Make-Whole Measurement Period, subject to satisfaction of the conditions in the immediately following sentence. Payment in shares of Common Stock pursuant to this Section 2(d) may only occur if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the Make-Whole Measurement Period and through and including the date such shares are issued to the Holder. When making any payment under Section 2(c) using common stock of the Company, the value of each such share of stock shall be determined based on ninety percent (90%) of the lower of the (i) VWAP for such stock for the ten (10) Trading Days immediately prior to the date such payment is due pursuant to Section 2(c) (“Make-Whole Measurement Period”), and (ii) the closing price of the stock on the day immediately preceding the conversion date or redemption date, as applicable; provided, that until and unless the Company has received any approval of its stockholders required under Amex Rule 713 or any equivalent rule of any other applicable Trading Market, the value of such shares used in such determination may not be less than the closing price of the Common Stock on AMEX or such other applicable Trading Market on the execution date of the Purchase Agreement. In the event that the Company has not received the necessary approval under AMEX Rule 713 or any equivalent rule of any other applicable Trading Market, then such payment will be made in cash pursuant to Section 2(c).
     e) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee on such unpaid interest (and not on the entire principal amount) at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. In addition, subject to Section 8, if the Company does not meet the current public information requirements as in effect under Rule 144 as they may exist from time to time in respect of the Conversion Shares and the Holder cannot freely resell the Conversion Shares on a Trading Market pursuant to Rule 144 for a period of 3 months (a “Public Information Failure”), then, as of the first day following such Public Information Failure, interest on this Debenture shall accrue at an interest rate equal to 12% per annum until such date as the Company satisfies the current public information requirements under Rule 144 such that the Holder is able to freely resell all the Conversion Shares on a Trading Market.
     f) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.
     Section 3. Registration of Transfers and Exchanges; Other Exchanges.
     a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.
     b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.
     c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 4. Conversion.
     a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, the principal amount of this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture has been so converted, and all accrued and unpaid interest thereon has been paid. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver a valid objection to any Notice of Conversion promptly but in any event within 3 Business Days of delivery of such Notice of Conversion. Absent manifest error, the Holder’s records showing the principal amount(s) converted and the date of such conversion(s) shall be determinative. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.
     b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $6.50, subject to adjustment herein (the “Conversion Price”).
     c) Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.
     d) Mechanics of Conversion.
     i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be equal to the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.
     ii. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date (unless the Holder is then an Affiliate of the Company) and (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture, (B) a bank check or wire of immediately available funds, at the Company’s option, in the amount of accrued and unpaid interest, and (C) as to Conversion Dates that occur prior to the three year anniversary of the Original Issue Date, a bank check or wire transfer in the amount equal to the Interest Make-Whole or a certificate or certificates representing shares of the Company’s common stock calculated in accordance with Section 2(d) with respect to the Interest Make-Whole. On or after the earlier of (i) the six month anniversary of the Original Issue Date and (ii) the Effective Date, the Company shall use its commercially reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4(d) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.
     iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Notice of Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates representing the principal amount of this Debenture unsuccessfully tendered for conversion to the Company.
     iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
     v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.
     vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture, as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.
     vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
     viii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 5. Certain Adjustments.
     a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
     b) [RESERVED]
     c) Subsequent Rights Offerings. If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction the denominator of which shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common

Stock offered for subscription or purchase underlying such rights or warrants, and the numerator of which shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.
     d) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and periodic or extraordinary cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction the denominator of which shall be the VWAP determined as of the record date mentioned above, and the numerator of which shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
     e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
     f) Change of Control Transaction. If the Fundamental Transaction is also a Change of Control Transaction, then the Holder shall have the right to cause the Company to redeem this Debenture or to have an adjustment of the Conversion Price and/or Conversion Shares, as set forth below. No later than 20 Trading Days prior to the consummation of a Change of Control (such date of consummation of a Change of Control, the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof to the Holders (a “Change of Control Notice” and the date of such Change of Control Notice, the “Change of Control Notice Date”). Such Change of Control Notice shall state:
          (A) the events causing the Change of Control;
          (B) the Change of Control Date or anticipated Change of Control Date of such Change of Control;
          (C) the purchase price and whether that price will be paid in cash, shares of common stock, or a combination of cash and shares of common stock; and
          (D) if applicable, the expected determination of the adjustment to the Conversion Price as set forth pursuant to Section 5(f)(ii) below.
          Simultaneously with the Change of Control Notice, the Company shall issue a press release and timely file a Form 8-K containing the information contained in the Change of Control Notice.
          (i) Change of Control Redemption. At any time during the period (the “Change of Control Period”) beginning after a Holder’s receipt of a Change of Control Notice and ending on the date that is five (5) Trading Days subsequent to the Change of Control Date as set forth in the Change of Control Notice, such

Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of such Holder’s Debenture by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the principal amount the Holder is electing to redeem. Any principal amount of the Debenture subject to redemption pursuant to this Section 5(f) shall be redeemed by the Company in cash at a price equal to the sum of 103% of the principal amount being redeemed together with 100% of any accrued but unpaid interest thereon and the Interest Make-Whole, if any (the “Change of Control Redemption Price”). The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within 5 Trading Days after the Company’s receipt of such notice otherwise (the “Change of Control Redemption Date”). Notwithstanding anything to the contrary in this Section 5(f), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the principal amount submitted for redemption under this Section 5(f) may be converted, in whole or in part, by the Holder into Conversion Shares, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the successor entity substantially equivalent to the Company’s Common Stock. The parties hereto agree that in the event of the Company’s redemption of any portion of the Debenture under this Section 5(f), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(f) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
          (ii) Adjustment to Conversion Shares Upon a Change of Control.
               In connection with a Change of Control, the Company will increase the number of Conversion Shares issuable upon conversion of the Debenture by a number of additional shares (the “Additional Shares”) for each $1,000 principal amount of Debenture when converted as described in this Section 5(f)(ii); provided that (A) such increase in Conversion Shares shall not take place if such Change of Control is not consummated and (B) the Company shall issue Conversion Shares (without such increase) on or prior to the fifth (5th) Trading Day following the Conversion Date and the Additional Shares described in Section 5(f)(iii) hereof will be issued after the later to occur of (x) the fifth (5th) Trading Day following the Change of Control Date and (y) the fifth (5th) Trading Day following the relevant Conversion Date. On and after the Change of Control Date, Holders entitled to receive Additional Shares pursuant to this Section 5(f)(ii) shall receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Change of Control by a holder of the number of shares of Common Stock into which this Debenture was convertible immediately prior to such Change of Control, after giving effect to any adjustment event, based on the number of Additional Shares set forth above.
               The number of Additional Shares will be determined by reference to the table below, based on the Change of Control Date and the price of the Common Stock (the “Stock Price”). If the consideration for the Common Stock consists solely of cash, then the Stock Price will be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price will be the average of the VWAPs for the 5 consecutive Trading Days immediately preceding the Change of Control Date.
               The following table sets forth the number of Additional Shares per $1,000 principal amount of Debenture to be added to the Conversion Shares issuable in connection with the Change of Control referred to in Section 5(f)(i):

Number of Additional Shares

	Stock Price

	$5.47	$6.00	$6.50	$7.00	$7.50	$8.00	$8.50	$9.00	$9.50	$10.00
Additional Shares

Pricing Date	28.9710	24.3770	21.0950	18.3340	15.9470	13.8590	12.0170	10.3810	8.9190	7.6070
Pricing Date + 1 Year	28.9710	18.2100	15.6260	13.6360	11.9350	10.4480	9.1360	7.9690	6.9260	5.9870
Pricing Date + 2 Years	28.9710	15.5710	8.7830	7.6080	6.6950	5.8990	5.1960	4.5720	4.0140	3.5110
Pricing Date + 3 Years	28.9710	12.8210	4.3915	3.8040	3.3475	2.9495	2.5980	2.2860	2.0070	1.7555
          The Stock Prices set forth in the table will be adjusted as of any date on which the Conversion Price is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment divided by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment to the Conversion Price and the denominator of which is the Conversion Price as so adjusted.
          The exact Stock Price and Change of Control Date may not be set forth in the table, in which case:
     (A) if the Stock Price is between two Stock Prices in the table or the Change of Control Date is between two Change of Control Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the Additional Share amounts set forth for the higher and lower Stock Prices and the two Change of Control Dates, as applicable, based on a 365-day year;
     (B) if the Stock Price is in excess of $10.00 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Shares; and
     (C) if the Stock Price is less than or equal to $5.47 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Shares.
     g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.
     h) Notice to the Holder.
     i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
     ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, (E) the Company shall be subject to a Fundamental Transaction or a Change of Control Transaction, or (F) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.
     Section 6. Redemption.

     a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after the 2-year anniversary of the Original Issue Date, provided that the VWAP of the Common Stock has been at least 150% of the Conversion Price for any 20 out of 30 consecutive Trading Days, such 30 consecutive Trading Day period beginning only after the 2-year anniversary of the Original Issue Date, then, within 1 Trading Day of the end of such period, the Company may deliver a notice to the Holder (a “Company Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Company Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then-outstanding principal amount of this Debenture for cash in an amount equal to the Company Optional Redemption Amount on the 20th Trading Day following the Company Optional Redemption Notice Date (such date, the “Company Optional Redemption Date”, such 20 Trading Day period, the “Company Optional Redemption Period” and such redemption, the “Company Optional Redemption”). The Company Optional Redemption Amount is payable in full on the Company Optional Redemption Date. The Company may only effect a Company Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Company Optional Redemption Notice Date through to the Company Optional Redemption Date and through and including the date payment of the Company Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Company Optional Redemption Period through to the Company Optional Redemption Date and through and including the date payment of the Company Optional Redemption Amount is actually made in full, then the Holder may elect to nullify the Company Optional Redemption Notice by notice to the Company within 3 Trading Days after it receives written notice from the Company that any such Equity Condition has not been met, in which case the Company Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Company Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to effect a Company Optional Redemption shall be applied ratably to all of the holders of the then-outstanding Debentures.
     b) Optional Redemption at Election of Holder. Subject to the provisions of this Section 6(b), at any time prior to the three month anniversary of the Original Issue Date, the Holder may deliver a notice to the Company (a “Holder Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Holder Optional Redemption Notice Date”) of its election to require the Company redeem for cash the product of (a) up to 25% of the original face principal amount of this Debenture and (b) an amount equal to the Holder Optional Redemption Amount on the 20th Trading Day following the Holder Optional Redemption Notice Date (such date, the “Holder Optional Redemption Date”, such 20 Trading Day period, the “Holder Optional Redemption Period” and such redemption, the “Holder Optional Redemption”). The Holder Optional Redemption Amount is payable in full on the Holder Optional Redemption Date. The

Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Holder Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.
     c) Redemption Procedure. The payment of cash or issuance of Common Stock, as applicable, pursuant to a Company Optional Redemption or a Holder Optional Redemption shall be payable on the Company Optional Redemption Date or the Holder Optional Redemption Date, as applicable. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Company Optional Redemption Amount or the Holder Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company. Upon completion of any redemption provided for under this Section 6, the Company will promptly and in no event later than four (4) Business Days file a Current Report on Form 8-K disclosing the material details of such redemption.
     Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of at least 67% in principal amount of the then-outstanding Debentures shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:
     a) other than Permitted Indebtedness and except as provided in the Credit Agreement, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; provided, that, any such additional Indebtedness effected through the Credit Agreement, when combined with other existing Indebtedness of the Credit Agreement, shall not exceed $150,000,000 in aggregate principal amount;
     b) other than Permitted Liens and except as provided in the Credit Agreement, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; provided, that, any such additional Liens effected through the Credit Agreement, when combined with other existing Liens under the Credit Agreement, shall not secure Indebtedness with an aggregate principal amount in excess of $150,000,000;
     c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;
     d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than an amount of shares of its Common Stock or Common Stock Equivalents equal to $200,000, other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;
     e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (i) the Debentures if on a pro-rata basis or (ii) regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs (unless such payments are required to be made under the Credit Agreement and are permitted to be made under the Intercreditor and Subordination Agreement);
     f) pay cash dividends or distributions on any equity securities of the Company;
     g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is otherwise permitted under the Transaction Documents and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; or
     h) enter into any agreement with respect to any of the foregoing.
     Section 8. Events of Default.
     a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
     i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date, any redemption date or the Maturity Date or by acceleration or otherwise);
     ii. the Company or any Guarantor shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (x) below) which failure is not cured, if possible to cure, within 10 Trading Days after the earlier of (A) the Company’s becoming aware of such failure and (B) notice of such failure sent by the Holder or by any other Holder to the Company;
     iii. the Company shall fail to observe or perform any covenants or agreements contained in Section 4.6, 4.7, 4.9, 4.10, 4.12, 4.13 and 4.17 of the Purchase Agreement, which failure is not cured, if possible to cure, within 10 Trading Days after the earlier of (A) the Company’s becoming aware of such failure and (B) notice of such failure sent by the Holder or by any other Holder to the Company;
     iv. any representation or warranty made by the Company in the Debenture or in Section 3.1(c), (d), (f), or (g) in the Purchase Agreement shall be untrue or incorrect in any material respect as of the date when made or deemed made;
     v. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents (other than another Debenture) or any of the Security Documents, or (B) under the documents governing any Permitted Indebtedness or any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated;
     vi. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;
     vii. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation the greater of $1,000,000 or five percent (5%) of the then-effective Conforming Borrowing Base, as defined in the Credit Agreement, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;
     viii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within 10 Trading Days;
     ix. if the Company does not meet the current public information requirements as in effect under Rule 144 as they may exist from time to time in respect of the Conversion Shares and the Holder cannot freely resell the Conversion Shares on a Trading Market pursuant to Rule 144 for a period of 3 months;
     x. the Company shall fail for any reason to deliver certificates to a Holder prior to the seventh Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;
     xi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than the greater of $1,000,000 or five percent (5%) of the then-effective Conforming Borrowing Base as defined in the Credit Agreement, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 60 calendar days;
     xii. if any of the Security Documents ceases to be in full force and effect (including failure to create a valid and perfected second priority lien on and security interest in all the Collateral (as defined in the Security Documents) at any time for any reason; and
     xiii. any Guarantee (as such term is defined in the Indenture) ceases to be, or shall be asserted in writing by any Guarantor (as such term is defined in the Security Agreement), or any Person acting on behalf of any Guarantor, not to be, in full force and effect or enforceable in accordance with its terms (other than in accordance with the terms of the Indenture or any such Guarantee).
     b) Remedies Upon Event of Default. If any Event of Default occurs (other than an Event of Default specified in Section 8(a)(vi)), the outstanding principal amount of the Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the election of Holders of at least 51% in aggregate principal amount of the Debentures, immediately due and payable in cash at the Mandatory Default Amount. Such declaration may be made by the Holders of at least 51% in aggregate principal amount of the Debentures by written notice to the Company. If an Event of Default specified in Section 8(a)(vi) occurs and is continuing, the principal of and interest on all the Debentures shall ipso facto become immediately due and payable without any other act on the part of any Holder. Commencing upon the occurrence of any Event of Default the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holders shall promptly surrender the Debentures to or as directed by the Company. In connection with such acceleration described herein, the Holders need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holders may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holders at any time prior to payment hereunder and the Holders shall have all rights as a holder of the Debentures until such time, if any, as the Holders receive full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
     Section 9. Miscellaneous.
     a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

     b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.
     c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.
     d) Waiver and Amendment. No provision of this Debenture may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder, except that Section 7 hereof may be waived or amended with the prior written consent of the holders of at least 67% of the principal amount of Debentures then outstanding (provided that any Debentures held by the Company and its Affiliates shall be deemed not to be outstanding for this purpose and no consideration shall be offered or paid to any holder of Debentures to consent to any such amendment or waiver unless the same consideration is offered to all holders of the

Debentures). Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.
     e) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
     f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
     g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.
     h) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.
     i) Secured Obligation. The obligations of the Company under this Debenture are secured pursuant to the Security Agreement and the Mortgages between the Company, the Subsidiaries and the Secured Parties (as defined therein) granting a second lien on all those assets of the Company and each Subsidiary, with respect to which JP Morgan has a first lien pursuant to the Credit Agreement.
*********************
(Signature Pages Follow)

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

TETON ENERGY CORPORATION
By:
	Name:	Dominic J. Bazile II
	Title:	Executive Vice President and Chief Operating Officer Facsimile No. for delivery of Notices: (303) 565-4606

B-1

ANNEX A
NOTICE OF CONVERSION
     The undersigned hereby elects to convert principal under the 10.75% Secured Convertible Debenture due June 18, 2013 of Teton Energy Corporation, a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.
     By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.
     The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.
Conversion calculations:
     Date to Effect Conversion:                                                             .
     Principal Amount of Debenture to be Converted (must be $1,000 principal amount or an integral multiple of $1,000 principal amount): $                                        .
     Number of shares of Common Stock to be issued:                                         .
     Your Signature:
Sign exactly as your name appears on the other side of this Debenture
     Date:
     Medallion Signature Guarantee*:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Address for Delivery of Common Stock
Certificates:
                                                                                                                            . OR
DWAC Instructions:

Broker No:	Account No:

Schedule 1
CONVERSION SCHEDULE
     The 10.75% Secured Subordinated Convertible Debentures due on June 18, 2013 in the aggregate principal amount of $40,000,000 are issued by Teton Energy Corporation, a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above-referenced Debenture.
Dated:

Aggregate Principal
Amount Remaining
Date of Conversion		Subsequent to
(or for first		Conversion(or
entry, Original		original Principal
Issue Date)	Amount of Conversion	Amount)	Company Attest

SCHEDULE OF EXCHANGES OF DEBENTURES
The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for Debentures in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Debenture	Amount of Increase in Principal Amount of this Global Debenture	Principal Amount of this Global Debenture following such decrease or increase	Signature or authorized signatory of Trustee

ASSIGNMENT FORM
To assign this Debenture, fill in the form below:
     (I) or (we) assign and transfer this Debenture to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                  agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.
     Your Signature:
Sign exactly as your name appears on the other side of this Debenture
     Date:
     Medallion Signature Guarantee:
Other than pursuant to the sale or transfer of the Debenture under an effective Shelf Registration Statement filed in connection with the Registration Rights Agreement, dated as of June 9, 2008, between the Company and the purchasers named therein, in connection with any transfer of any of the Debentures evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Debentures are being transferred to a Person that is not an Affiliate of the Company and:
CHECK ONE BOX BELOW:
(1)	☐	to the Company; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4)	☐	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.
Unless one of the boxes is checked, the Registrar will refuse to register any of the Debentures evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Debentures, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Debentures which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).
     Your Signature:
(Sign exactly as your name appears on the other side of this Debenture)
     Date:
     Medallion Signature Guarantee:

EXHIBIT C
Global Debenture Legend
THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS DEBENTURE FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED DEBENTURES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITORY.
Restricted Debenture Legend
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

C-1

Restricted Common Stock Legend
THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

EXHIBIT D
ASSIGNMENT FORM
To assign this Debenture, fill in the form below:
     (I) or (we) assign and transfer this Debenture to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.
     Your Signature:
Sign exactly as your name appears on the other side of this Debenture
     Date:
     Medallion Signature Guarantee:
Other than pursuant to the sale or transfer of the Debenture under an effective Registration Statement filed in connection with the Registration Rights Agreement, dated as of June 9, 2008, between the Company and the purchasers named therein, in connection with any transfer of any of the Debentures evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Debentures are being transferred to a Person that is not an Affiliate of the Company and:
CHECK ONE BOX BELOW:
(1)	☐	to the Company; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4)	☐	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.
Unless one of the boxes is checked, the Registrar will refuse to register any of the Debentures evidenced by this certificate in the name of any Person other than the registered holder thereof;

D-1

provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Debentures, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Debentures which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).
     Your Signature:
(Sign exactly as your name appears on the other side of this Debenture)
     Date:
     Medallion Signature Guarantee: